   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 3, 1997


                                                      REGISTRATION NO. 333-33745
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                     FLEETWOOD CREDIT 1997-B GRANTOR TRUST
                   (ISSUER WITH RESPECT TO THE CERTIFICATES)

                       FLEETWOOD CREDIT RECEIVABLES CORP.
                   (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)
               (EXACT NAME AS SPECIFIED IN ORIGINATOR'S CHARTER)

               CALIFORNIA                                  6146                                  33-0444724
      (STATE OR OTHER JURISDICTION             (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

                            ------------------------
                            22840 SAVI RANCH PARKWAY
                         YORBA LINDA, CALIFORNIA 92687
                                 (714) 921-3400
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF ORIGINATOR'S PRINCIPAL EXECUTIVE OFFICES)

                              LAWRENCE F. PITTROFF
                       DIRECTOR AND SENIOR VICE PRESIDENT
                       FLEETWOOD CREDIT RECEIVABLES CORP.
                            22840 SAVI RANCH PARKWAY
                         YORBA LINDA, CALIFORNIA 92687
                                 (714) 921-3400
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
   INCLUDING AREA CODE, OF AGENT FOR SERVICE WITH RESPECT TO THE REGISTRANT)
                            ------------------------
                                   COPIES TO:

                   JOSEPH V. GATTI, ESQ.                                         DALE W. LUM, ESQ.
                      ARTER & HADDEN                                             BROWN & WOOD LLP
                    1801 K STREET N.W.                                         555 CALIFORNIA STREET
                  WASHINGTON, D.C. 20006                                      SAN FRANCISCO, CA 94104

                            ------------------------
    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  [ ]   _____________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  [ ]   _____________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
                 PROPOSED                                                PROPOSED             PROPOSED
                 TITLE OF                                                MAXIMUM              MAXIMUM
              EACH CLASS OF                                              OFFERING            AGGREGATE            AMOUNT OF
              SECURITIES TO                     AMOUNT TO BE            PRICE PER             OFFERING           REGISTRATION
              BE REGISTERED                      REGISTERED                UNIT                PRICE                 FEE
---------------------------------------------------------------------------------------------------------------------------------
  % Asset Backed Securities, Class A            $337,750,000             100%(1)            $337,750,000(1)      $102,348.48(2)
  % Asset Backed Securities, Class B            $ 12,250,000             100%(1)            $ 12,250,000(1)      $  3,712.12(2)
---------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.


(2) Of each amount, $303.03 has been previously paid.



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION


                 PRELIMINARY PROSPECTUS DATED SEPTEMBER 3, 1997


PROSPECTUS


                                  $350,000,000

                     Fleetwood Credit 1997-B Grantor Trust

            $337,750,000       % Asset Backed Certificates, Class A


             $12,250,000       % Asset Backed Certificates, Class B


                      Fleetwood Credit Receivables Corp.,

                                     Seller

                          Fleetwood Credit Corp.,
                                Servicer and
(LOGO)                  a wholly owned subsidiary of
                          Associates First Capital
                                Corporation

                          ---------------------------

    The Fleetwood Credit 1997-B Grantor Trust Asset Backed Certificates (the "Certificates") will consist of one class of senior certificates (the "Class A Certificates") and one class of subordinated certificates (the "Class B Certificates"). Principal, and interest to the extent of the Class A
Pass-Through Rate of     % per annum, and the Class B Pass-Through Rate of     %
per annum, will be distributed to the Class A Certificateholders and Class B Certificateholders, respectively, on the 15th day of each month (or, if such day is not a Business Day, on the next succeeding Business Day), beginning October 15, 1997. The Final Scheduled Distribution Date will be the May 15, 2013 Distribution Date.



    The Class A Certificates and the Class B Certificates will respectively evidence in the aggregate undivided ownership interests of 96.5% and 3.5% of the Fleetwood Credit 1997-B Grantor Trust (the "Trust"). The Trust will be formed pursuant to a Pooling and Servicing Agreement to be entered into among Fleetwood Credit Receivables Corp., as Seller (the "Seller"), Fleetwood Credit Corp., as Servicer ("Fleetwood Credit" or, in its capacity as Servicer, the "Servicer"), and The Chase Manhattan Bank, as Trustee (the "Trustee"). The rights of the Class B Certificateholders to receive distributions of interest and principal will be subordinated to the rights of the Class A Certificateholders to the limited extent described herein.



    The property of the Trust will primarily include a pool of simple interest retail installment sale contracts (the "Initial Receivables") secured by new and used recreational vehicles (the "Initial Financed Vehicles"), certain monies due under the Initial Receivables on and after September 1, 1997, security interests in the Initial Financed Vehicles, monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Trustee and certain other property, as more fully described herein. From time to time on or before November 17, 1997, additional simple interest retail installment sale contracts (the "Subsequent Receivables" and, together with the Initial Receivables, the "Receivables") secured by new and used recreational vehicles (the "Subsequent Financed Vehicles" and, together with the Initial Financed Vehicles, the "Financed Vehicles"), will be purchased by the Trust from the Seller from monies on deposit in the Pre-Funding Account. In each case, the Receivables, including the security interests in the Financed Vehicles, will be purchased by the Seller from Fleetwood Credit concurrently with their conveyance to the Trust. See "Property of the Trust."

                          ---------------------------
    There currently is no market for either Class of Certificates and there is no assurance that one will develop. The Underwriters expect, but will not be obligated, to make a market in each Class of Certificates. There is no assurance that any such market will develop, or if one does develop, that it will continue or that it will provide sufficient liquidity.
                          ---------------------------

 THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST AND WILL NOT REPRESENT
  INTERESTS IN OR OBLIGATIONS OF FLEETWOOD CREDIT RECEIVABLES CORP., FLEETWOOD CREDIT CORP., ASSOCIATES FIRST CAPITAL CORPORATION, THE TRUSTEE OR ANY OF THEIR
                             RESPECTIVE AFFILIATES.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

==================================================================================================================
                                                  PRICE TO         UNDERWRITING DISCOUNTS      PROCEEDS TO THE
                                                  PUBLIC(1)            AND COMMISSIONS          SELLER(1)(2)
------------------------------------------------------------------------------------------------------------------
Per Class A Certificate..................             %                       %                       %
------------------------------------------------------------------------------------------------------------------
Per Class B Certificate..................             %                       %                       %
------------------------------------------------------------------------------------------------------------------
Total....................................             $                       $                       $
==================================================================================================================


(1) Plus accrued interest from the date of initial issuance.


(2) Before deduction of expenses payable by the Seller estimated at $360,000.

                          ---------------------------

    The Certificates are being offered by the Underwriters subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the Underwriters and to certain further conditions. It is expected that delivery of the Certificates will be made in book-entry form through the facilities of The Depository Trust Company, on or
about September   , 1997.

                          ---------------------------

MERRILL LYNCH & CO.                                         SALOMON BROTHERS INC



               THE DATE OF THIS PROSPECTUS IS SEPTEMBER   , 1997.

     Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of either Class of Certificates. Such transactions may include stabilizing. For a description of these activities, see "Underwriting."


     UNTIL DECEMBER , 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. UPON RECEIPT OF A REQUEST BY AN INVESTOR, OR SUCH INVESTOR'S REPRESENTATIVE, WITHIN THE PERIOD DURING WHICH THERE IS A PROSPECTUS DELIVERY OBLIGATION, THE SELLER OR THE UNDERWRITERS WILL PROMPTLY DELIVER, OR CAUSE TO BE DELIVERED, WITHOUT CHARGE AND IN ADDITION TO SUCH DELIVERY REQUIREMENTS, A PAPER COPY OF THE PROSPECTUS OR A PROSPECTUS ENCODED IN AN ELECTRONIC FORMAT.


                               ------------------

                             AVAILABLE INFORMATION

     The Seller has filed with the Securities and Exchange Commission (the "Commission") on behalf of the Trust a Registration Statement on Form S-1 (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended, with respect to the Certificates being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511, and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  REPORTS TO CERTIFICATEHOLDERS BY THE TRUSTEE


     The Chase Manhattan Bank, as Trustee, will provide to Certificateholders (which shall be Cede & Co. as the nominee of The Depository Trust Company unless Definitive Certificates are issued under the limited circumstances described herein) unaudited monthly and annual reports concerning the Receivables. See "The Certificates -- Statements to Certificateholders" and "-- Evidence as to Compliance."

                                    SUMMARY

     This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto elsewhere in this Prospectus. See the Glossary of Terms for the location herein of certain capitalized terms.

Trust..................... Fleetwood Credit 1997-B Grantor Trust.

Seller.................... Fleetwood Credit Receivables Corp. (the "Seller"), a
                             wholly owned, limited purpose subsidiary of Fleetwood Credit Corp.

Servicer.................. Fleetwood Credit Corp. ("Fleetwood Credit" or, in its
                             capacity as Servicer, the "Servicer"), a wholly owned subsidiary of Associates First Capital Corporation. See "The Servicer."


Securities Offered........ The Fleetwood Credit 1997-B Grantor Trust Asset
                             Backed Certificates (the "Certificates") will consist of one class of senior certificates (the "Class A Certificates") and one class of subordinated certificates (the "Class B Certificates"). Each Certificate will represent a fractional undivided interest in the Trust. The property of the Trust will consist primarily of a pool of simple interest retail installment sale contracts (the "Initial Receivables") secured by the new and used recreational vehicles financed thereby (the "Initial Financed Vehicles"), certain monies due under the Initial Receivables on and after September 1, 1997 (the "Initial Cutoff Date"), security interests in the Initial Financed Vehicles, an interest bearing account initially established with the Trustee (the "Certificate Account") and the proceeds thereof, proceeds from claims under certain insurance policies in respect of individual Initial Financed Vehicles or the related Obligors, and certain rights under the Pooling and Servicing Agreement to be dated as of September 1, 1997 (the "Agreement"), among the Seller, the Servicer and The Chase Manhattan Bank, as trustee (the "Trustee") and amounts on deposit in a trust account established for the benefit of the Certificateholders (the "Pre-Funding Account"). From time to time on or before November 17, 1997, additional simple interest retail installment sale contracts (the "Subsequent Receivables" and, together with the Initial Receivables, the "Receivables") secured by the new and used recreational vehicles financed thereby (the "Subsequent Financed Vehicles" and, together with the Initial Financed Vehicles, the "Financed Vehicles"), certain monies due under the Subsequent Receivables after the related Subsequent Cutoff Dates, security interests in the related Subsequent Financed Vehicles and proceeds from claims under certain insurance policies in respect of individual Subsequent Financed Vehicles or the related Obligors will be purchased by the Trust from the Seller from monies on deposit in the Pre-Funding Account. See "Property of the Trust."



                           The Class A Certificates will evidence in the
                             aggregate an undivided ownership interest (the "Class A Percentage") of 96.5% of the Trust (initially representing $337,750,000) and the Class B Certificates will evidence in the aggregate an undivided ownership interest (the "Class B Percentage") of 3.5% of the Trust (initially representing $12,250,000). The Class B Certificates will be subordinated to the Class A Certificates to the limited extent described herein. The Certificates will be issued pursuant to the Agreement in denominations of $1,000 and integral multiples thereof.

Registration of the
  Certificates............ Each Class of Certificates will initially be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in the Class A Certificates (each, a "Class A Certificate Owner") or the Class B Certificates (each, a "Class B Certificate Owner" and, together with the Class A Certificate Owners, the "Certificate Owners") will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates of the related Class are issued under the limited circumstances described herein. Unless and until Certificates of a Class are issued in definitive form, all references herein to distributions, notices, reports and statements to and to actions by and effects upon the related Certificateholders will refer to the same actions and effects with respect to DTC or Cede, as the case may be, for the benefit of the related Certificate Owners in accordance with DTC procedures. See "The Certificates -- General,"
                             "-- Book-Entry Registration" and "-- Definitive Certificates."

Class A Pass-Through
Rate......................      % per annum, calculated on the basis of a
                             360-day year consisting of twelve 30-day months (the "Class A Pass-Through Rate"), payable monthly.

Class B Pass-Through
Rate......................      % per annum, calculated on the basis of a
                             360-day year consisting of twelve 30-day months (the "Class B Pass-Through Rate"), payable monthly.

The Receivables........... The Receivables arise from simple interest retail installment sale contracts originated by dealers in new and used recreational vehicles (the "Dealers") which are purchased by Fleetwood Credit. All of the Receivables will be selected from the contracts owned by Fleetwood Credit based upon the criteria described under "The Receivables" and "The Certificates -- Sale and Assignment of the Receivables."


                           On or before the date of initial issuance of the
                             Certificates (the "Closing Date"), Fleetwood Credit will sell the Initial Receivables to the Seller pursuant to a receivables purchase agreement to be dated as of September 1, 1997 (the "Receivables Purchase Agreement"), between the Seller and Fleetwood Credit. The Seller, in turn, will sell the Initial Receivables to the Trust pursuant to the Agreement. As of the Initial Cutoff Date, the Initial Receivables had an aggregate principal balance of $311,845,802.40, a weighted average annual percentage rate (the "APR") of 9.69%, a weighted average original maturity of 154.53 months and a weighted average remaining maturity of 148.86 months.



                           From time to time during the Funding Period, pursuant
                             to the Receivables Purchase Agreement, Fleetwood Credit will be obligated to sell, and the Seller will be obligated to purchase, Subsequent Receivables at a purchase price equal to the aggregate principal amount thereof as of a date in the related month of transfer designated by Fleetwood Credit and the Seller (each, a "Subsequent Cutoff Date"). Pursuant to the Agreement and one or more transfer agreements (each, a "Transfer Agreement") among the Seller, the Servicer and the Trustee, and subject to the satisfaction of certain conditions described herein, the Seller will in turn sell the Subsequent Receivables to the Trust at a purchase price equal to the amount paid by the Seller to Fleetwood Credit for such Subsequent Receivables, which purchase price shall be paid from monies on deposit in the Pre-Funding Account. The aggregate principal balance of the Subsequent Receivables to be conveyed to the Trust during the Funding Period will not exceed $38,154,197.60 (i.e., 10.9% of the sum of the Original Class A Certificate Balance and the Original Class B Certificate Balance). Subsequent Receivables will be transferred from Fleetwood Credit to the Seller and from the Seller to the Trust on the Business Day specified by Fleetwood Credit and the Seller during the month in which the related Subsequent Cutoff Date occurs (each, a "Subsequent Transfer Date").



The Pre-Funding Account... The Pre-Funding Account will be established by
                             Fleetwood Credit, maintained as a trust account with the Trustee and is designed solely to hold funds to be applied by the Trustee during the Funding Period to pay to the Seller the purchase price for Subsequent Receivables. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the Receivables.



                           The Pre-Funding Account will be created with an
                             initial deposit by the Seller of $38,154,197.60 (the "Pre-Funded Amount"). The "Funding Period" will be the period from the Closing Date until the earliest to occur of (i) the date on which the remaining Pre-Funded Amount is less than $100,000,
                             (ii) the date on which an Event of Default occurs or (iii) the close of business on the November 17, 1997 Distribution Date. During the Funding Period, on one or more Subsequent Transfer Dates, the Trustee will use the Pre-Funded Amount to purchase Subsequent Receivables from the Seller. The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 by the November 17, 1997 Distribution Date, although no assurances can be given in this regard. Any portion of the Pre-Funded Amount remaining on deposit in the Pre-Funding Account at the end of the Funding Period will be payable as principal to Certificateholders in accordance with their respective Class Percentages. See "The Certificates -- General" and "-- The Pre-Funding Account; Mandatory Prepayment of the Certificates."



Interest.................. On each Distribution Date, the Trustee will distribute (i) to holders of the Class A
                             Certificates (the "Class A Certificateholders") of record as of the day immediately preceding such Distribution Date or, if Definitive Certificates are issued, the last day of the immediately preceding calendar month (each such date, a "Record Date"), interest in an amount equal to one-twelfth of the product of the Class A Pass-Through Rate, calculated on the basis of a 360-day year consisting of twelve 30-day months, and the Class A Certificate Balance as of the immediately preceding Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution Date), and (ii) to holders of the Class B Certificates (the "Class B Certificateholders" and, together with the Class A Certificateholders, the "Certificateholders") of record as of the related Record Date, interest in an amount equal to one-twelfth of the product of the Class B Pass-Through Rate, calculated on the basis of a 360-day year consisting of twelve 30-day months, and the Class B Certificate Balance as of the immediately preceding Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution Date). In the case of the first Distribution

                             Date, the Trustee will distribute to
                             Certificateholders of record as of the related Record Date interest in an amount equal to (a) the product of (i) the Class A Pass-Through Rate or Class B Pass-Through Rate, as the case may be, (ii) the Original Class A Certificate Balance or Original Class B Certificate Balance, as the case may be, and (iii) the number of days from and including the Closing Date to but excluding such Distribution Date, (b) divided by 360. The rights of the Class B Certificateholders to receive distributions of interest, to the extent of collections on or in respect of the Receivables allocable to interest and certain available amounts on deposit in the Reserve Fund, will be subordinated to the rights of Class A Certificateholders to receive distributions of interest, but will not be subordinated to the rights of Class A Certificateholders to receive distributions of principal, as described herein.



                           The "Class A Certificate Balance" will initially
                             equal $337,750,000.00 (the "Original Class A
                             Certificate Balance") and on any Distribution Date will equal the Original Class A Certificate Balance, reduced by all distributions actually made on or prior to such Distribution Date to Class A Certificateholders. The "Class B Certificate Balance" will initially equal $12,250,000.00 (the "Original Class B Certificate Balance") and on any Distribution Date will equal the Original Class B Certificate Balance, reduced by (i) all distributions actually made on or prior to such Distribution Date to Class B Certificateholders and
                             (ii) Realized Losses allocable to the Class B Certificates. See "The Certificates -- Distributions on the Certificates."


Principal................. On each Distribution Date, the Trustee will distribute pro rata (i) to Class A
                             Certificateholders of record as of the related Record Date an amount equal to the Class A Percentage of all payments received by the Servicer during the immediately preceding calendar month (each, a "Collection Period") allocable to principal on or in respect of the Receivables and
                             (ii) to Class B Certificateholders of record as of the related Record Date an amount equal to the Class B Percentage of all payments received by the Servicer during the related Collection Period allocable to principal on or in respect of the Receivables. The rights of the Class B Certificateholders to receive distributions of principal will be subordinated to the rights of the Class A Certificateholders to receive distributions of interest and principal to the limited extent described herein.


Distribution Dates........ The 15th day of each month (or, if such day is not a
                             Business Day, the next succeeding Business Day), beginning October 15, 1997. The final scheduled Distribution Date (the "Final Scheduled Distribution Date") will be the May 15, 2013 Distribution Date.



Mandatory Prepayment...... The Certificates will be prepaid in part on the
                             Distribution Date immediately succeeding the date on which the Funding Period ends (or on the Distribution Date on which the Funding Period ends if the Funding Period ends on a Distribution Date) in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the acquisition by the Seller and sale to the Trust of all Subsequent Receivables, including any such acquisition and conveyance on the date on which the Funding Period ends (a "Mandatory Prepayment"). The amount to be distributed to Certificateholders of either Class in connection with any Mandatory Prepayment will equal the

                             Class A Percentage or the Class B Percentage, as the case may be, multiplied by the remaining Pre-Funded Amount. See "The Certificates -- The Pre-Funding Account; Mandatory Prepayment of the Certificates."


Subordination of the
  Class B Certificates;
  Reserve Fund............ The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A Certificateholders to the limited extent described herein. This subordination is intended to enhance the likelihood of timely receipt by Class A Certificateholders of the full amount of interest and principal required to be paid to them, and to afford such Class A Certificateholders limited protection against losses in respect of the Receivables.


                           No distribution will be made to the Class B
                             Certificateholders on any Distribution Date in respect of (i) interest until the full amount of interest on the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders and (ii) principal until the full amount of interest on and principal of the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders. Distributions of interest on the Class B Certificates, to the extent of collections on or in respect of the Receivables allocable to interest and certain available amounts on deposit in the Reserve Fund, will not be subordinated to the payment of principal on the Class A Certificates.


                           The protection afforded to the Class A
                             Certificateholders by the subordination feature described above will be effected both by the preferential right of the Class A
                             Certificateholders to receive, to the extent described herein, current distributions from collections on or in respect of the Receivables and by the establishment of a segregated trust account held by the Trustee for the benefit of the Certificateholders (the "Reserve Fund"). The Reserve Fund will not be part of the Trust.


                           The Reserve Fund will be funded by the Seller on the
                             Closing Date in an amount equal to $2,625,000 plus an amount attributable to the maximum aggregate Negative Carry Amount. Thereafter, on each Distribution Date all Excess Amounts, if any, will be deposited from time to time in the Reserve Fund to the extent necessary to maintain the Reserve Fund at an amount to be specified in the Agreement (the "Specified Reserve Fund Balance"). "Excess Amounts" in respect of a Distribution Date will be all interest collections on or in respect of the Receivables on deposit in the Certificate Account in respect of such Distribution Date, after the Servicer has been reimbursed for any outstanding Advances and has been paid the Servicing Fee (including any unpaid Servicing Fees with respect to one or more prior Collection Periods) and after giving effect to all distributions of interest and principal required to be made to the Class A and Class B Certificateholders on such Distribution Date. The Specified Reserve Fund Balance for the first Distribution Date will be $2,625,000 plus an amount attributable to the maximum aggregate Negative Carry Amount and on any Distribution Date thereafter will be calculated as described under "The Certificates -- Subordination of the Class B Certificates; Reserve Fund." On each Distribution Date, funds will be withdrawn from the Reserve Fund for distribution, first, to Class A

                             Certificateholders to the extent of shortfalls in the amounts available to make required distributions of interest on the Class A Certificates, second, to Class B Certificateholders to the extent of shortfalls in the amounts available to make required distributions of interest on the Class B Certificates, third, to Class A Certificateholders to the extent of shortfalls in the amounts available to make required distributions of principal on the Class A Certificates and fourth, to Class B Certificateholders to the extent of shortfalls in the amounts available to make required distributions of principal on the Class B Certificates. In addition, on each Distribution Date relating to the Funding Period, the Negative Carry Amount, if any, will be withdrawn from the Reserve Fund and deposited into the Certificate Account.



                           On each Distribution Date, after giving effect to all
                             distributions made on such Distribution Date, any amounts in the Reserve Fund in excess of the Specified Reserve Fund Balance will be distributed to the Seller and upon such distribution the Certificateholders will have no further rights in, or claims to, such amounts. Notwithstanding the foregoing, during the Funding Period, all Excess Amounts will be deposited into the Reserve Fund and will not be paid to the Seller until the Distribution Date immediately succeeding the date on which the Funding Period ends (or on the Distribution Date on which the Funding Period ends if the Funding Period ends on a Distribution Date). See "The Certificates -- Subordination of the Class B Certificates; Reserve Fund."



Advances.................. On the Business Day immediately preceding each
                             Distribution Date, the Servicer will advance, in respect of each Receivable, an amount equal to all interest at the related APR which accrued in respect of such Receivable from the last day upon which a payment was made on such Receivable through the last day of the related Collection Period. The Servicer will be required to make an Advance only to the extent it determines, in its reasonable judgment, such Advance will be recoverable from future payments and collections on or in respect of the Receivables or otherwise. See "The Certificates -- Certain Payments by the Servicer."


Servicing Fee............. The Servicer will receive a monthly fee, payable on each Distribution Date, equal to one-twelfth of the product of 1.0% (the "Servicing Fee Rate") and the Pool Balance as of the first day of the related Collection Period. The Servicer will be entitled to receive additional servicing compensation in the form of certain late fees, prepayment charges and other administrative fees or similar charges. See "The Certificates -- Servicing Compensation."


Termination............... The Seller and the Servicer, or any successor to the
                             Servicer, will each have the option to purchase from the Trust all Receivables then outstanding and all other property in the Trust on any Distribution Date following the last day of a Collection Period as of which the Pool Balance is less than 10% of the sum of the Pool Balance as of the Initial Cutoff Date (the "Original Pool Balance") and the aggregate principal balance of all Subsequent Receivables conveyed to the Trust as of the related Subsequent Cutoff Dates at a purchase price determined as described under "The
                             Certificates -- Termination."

                           If neither the Seller nor the Servicer exercises its
                             optional termination right within 90 days after the last day of the Collection Period as of which such right can first be exercised, the Trustee shall solicit bids for the purchase of all Receivables remaining in the Trust. In the event that satisfactory bids are received as described in "The Certificates -- Termination," the sale proceeds will be distributed to Certificateholders on the second Distribution Date succeeding the last day of such Collection Period. If satisfactory bids are not received, the Trustee shall decline to sell the Receivables and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Receivables. See "The Certificates -- Termination."



Ratings................... It is a condition to the issuance of the Certificates that the Class A Certificates be rated Aaa by Moody's Investors Service, Inc. ("Moody's") and AAA by Standard & Poor's Ratings Services ("Standard & Poor's" and, together with Moody's, the "Rating Agencies") and the Class B Certificates be rated Baa2 by Moody's and A by Standard & Poor's. The ratings of each Class of Certificates will be based primarily on the value of the Initial Receivables, the Pre-Funding Account, the terms of the Certificates and the Reserve Fund. The foregoing ratings do not address the likelihood that the Certificates will be retired following the sale of the Receivables by the Trustee as described above under "Termination."


                           There is no assurance that any rating will not be
                             lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that the rating initially assigned to the Class A Certificates or the Class B Certificates is subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to such Certificates. There can be no assurance whether any other rating agency will rate the Class A Certificates or the Class B Certificates, or if one does, what rating would be assigned by any such other rating agency. A security rating is not a recommendation to buy, sell or hold securities.

Tax Status................ In the opinion of special federal tax counsel to the
                             Seller, the Trust will be classified as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. For federal income tax purposes, the Certificateholders will be considered to own interests in stripped bonds and stripped coupons. See "Certain Federal Income Tax Consequences." Certificateholders should consult their own tax advisors as to the proper treatment of original issue discount with respect to the Receivables and the application of the stripped bond rules.

ERISA Considerations...... Subject to the conditions described herein, the Class
                             A Certificates may be purchased by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). SINCE THE CLASS B CERTIFICATES WILL BE SUBORDINATED TO THE CLASS A CERTIFICATES, EMPLOYEE BENEFIT PLANS SUBJECT TO ERISA WILL NOT BE ELIGIBLE TO PURCHASE CLASS B CERTIFICATES. Any benefit plan fiduciary considering purchase of the Certificates should, among other things, consult with its counsel in determining whether all required conditions have been satisfied. See "ERISA Considerations."

                             FORMATION OF THE TRUST

     The Seller will establish the Trust by selling and assigning the property of the Trust to the Trustee in exchange for the Certificates. The Servicer will service the Receivables pursuant to the Agreement and will be compensated for acting as such. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust, amend the certificates of title of the Financed Vehicles or execute any transfer instrument (including, among other instruments, UCC-3 assignments) relating to any Financed Vehicles. Consequently, in some states, in the absence of such amendments and actions, the Trustee will have certain risks with respect to its security interests in the Financed Vehicles. See "Certain Legal Aspects of the Receivables."

     If the protection provided to (i) the Class A Certificateholders by the subordination of the Class B Certificates and by the Reserve Fund and (ii) the Class B Certificateholders by the Reserve Fund is insufficient, the Trust will look only to payments made by or on behalf of the Obligors on or in respect of the Receivables, the proceeds from the repossession and sale of Financed Vehicles securing Defaulted Receivables and the proceeds of Dealer repurchase obligations, if any, more fully described below under "Property of the Trust," to make distributions on the Certificates. In such event, certain factors, such as the failure of the Trustee to possess first perfected security interests in the Financed Vehicles, may limit the ability of the Trust to realize on the collateral securing the Receivables or may limit the amount realized to less than the amount owed by the related Obligors. Certificateholders may thus be subject to delays in payment and may incur losses on their investment in the Certificates as a result of defaults or delinquencies by Obligors and depreciation in the value of the related Financed Vehicles. The rights of the Class B Certificateholders to receive distributions of principal will be subordinated to the rights of the Class A Certificateholders to receive distributions of interest and principal to the extent described herein. See "The Certificates -- Subordination of the Class B Certificates; Reserve Fund" and "Certain Legal Aspects of the Receivables."

                             PROPERTY OF THE TRUST


     Each Certificate will represent a fractional undivided interest in the Trust. The property of the Trust will include a pool of simple interest retail installment sale contracts, originated on or before August 31, 1997 in the case of the Initial Receivables and on or before November 17, 1997 in the case of the Subsequent Receivables, between Dealers in new and used recreational vehicles, manufactured primarily by Fleetwood Enterprises, Inc. ("Fleetwood Enterprises"), and retail purchasers of those vehicles (the "Obligors"), and certain monies due thereunder on and after the Initial Cutoff Date or the related Subsequent Cutoff Date, as the case may be, and amounts on deposit in the Pre-Funding Account. The Initial Receivables were, and the Subsequent Receivables will be, originated by Dealers and subsequently assigned to Fleetwood Credit. Such Receivables will be serviced by Fleetwood Credit and evidence the indirect financing made available by Fleetwood Credit to the Obligors. On or before the Closing Date, Fleetwood Credit will sell the Initial Receivables to the Seller, which, in turn will sell them to the Trust. It is anticipated that Subsequent Receivables will be conveyed to the Trust on one or more Subsequent Transfer Dates during the Funding Period.



     Neither the Seller nor the Servicer may substitute any other retail installment sale contract for any Receivable sold to the Trust during the term of the Agreement. The assets of the Trust will also include: (i) such amounts as from time to time may be held in the Certificate Account, an interest bearing trust account to be established and maintained by the Servicer with the Trustee pursuant to the Agreement; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the right to proceeds from physical damage, credit life and disability insurance policies, if any, covering individual Financed Vehicles or Obligors, as the case may be; (iv) the right to receive proceeds of Dealer repurchase obligations, if any; (v) any Servicer Letter of Credit; (vi) the rights of the Seller under the Receivables Purchase Agreement; and (vii) any and all proceeds of the foregoing. The Reserve Fund will be maintained with the Trustee for the benefit of the Certificateholders, but will not be property of the Trust.

     The "Pool Balance" as of the first day of a Collection Period will represent the aggregate principal balance of the Receivables at the end of the immediately preceding Collection Period, after giving effect to all payments of principal received from or on behalf of Obligors and all payments of principal on Receivables to be repurchased remitted by the Seller or the Servicer, as the case may be, all for such immediately preceding Collection Period. The Pool Balance will be computed by allocating payments on or in respect of the Receivables to principal and to interest using the simple interest method. The "Original Pool Balance" will mean the Pool Balance as of the Cutoff Date.


     The Pool Balance as of the Initial Cutoff Date will equal the Original Pool Balance. The Pool Balance will be increased during the Funding Period by the principal amount of Subsequent Receivables conveyed to the Trust as of the related Subsequent Cutoff Dates. Any such additions of Subsequent Receivables will be conditioned on the compliance with the procedures described in the Receivables Purchase Agreement and the Agreement. The Seller expects that the principal balances of the Subsequent Receivables to be added to the Trust will require application of the entire Pre-Funded Amount by the November 17, 1997 Distribution Date; however, there can be no assurance that a sufficient amount of Subsequent Receivables will be available for such purpose. If the Pre-Funded Amount has not been reduced to zero by the end of the Funding Period, the remaining portion thereof will be distributed to Certificateholders as a prepayment of principal as described under "The Certificates -- The Pre-Funding Account; Mandatory Prepayment of the Certificates."


     Pursuant to agreements between Fleetwood Credit and the Dealers, each Dealer is obligated after origination to repurchase from Fleetwood Credit recreational vehicle receivables which do not meet certain representations and warranties made by such Dealer. Such representations and warranties relate primarily to the origination of the receivables and the perfection of the security interests in the related financed vehicles, and do not typically relate to the creditworthiness of the related obligors or the collectability of such receivables. Although any Dealer agreements with respect to the Receivables will not be assigned to the Trustee, the Agreement will require that any recovery by Fleetwood Credit pursuant to Dealer repurchase obligations be deposited in the Certificate Account in satisfaction of the Servicer's repurchase obligations under the Agreement. It is expected that the assignments by the Dealers of receivables to Fleetwood Credit will not generally provide for recourse to the Dealer for unpaid amounts in the event of a default by an Obligor, other than in connection with a breach of the Dealer's representations and warranties.

                                THE RECEIVABLES


     The Receivables will have been purchased by Fleetwood Credit from Dealers in the ordinary course of business. The Initial Receivables were, and the Subsequent Receivables will be, selected from Fleetwood Credit's portfolio of recreational vehicle retail installment sale contracts by several criteria, including the following: (i) each Receivable was originated in the United States of America; (ii) each Receivable has a fixed APR equal to or greater than 7.75%;
(iii) each Receivable provides for level monthly payments which provide interest at the related APR and fully amortize the amount financed over an original term of no greater than 180 months; (iv) each Receivable is not more than 30 days past due as of the Initial Cutoff Date or the relevant Subsequent Cutoff Date, as the case may be; and (v) in the case of Obligors in the military service (including an Obligor who is a member of the National Guard or is in the reserves) whose Receivable is subject to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Soldiers' and Sailors' Relief Act"), or the California Military Reservist Relief Act of 1991 (the "Military Reservist Relief Act"), each such Obligor (each, a "Relief Act Obligor") must not have made a claim to Fleetwood Credit that (A) the amount of interest on the related Receivable should be limited to 6% pursuant to the Soldiers' and Sailors' Relief Act during the period of such Obligor's active duty status or (B) payments on such Receivable should be delayed pursuant to the Military Reservist Relief Act. Interest in respect of the Receivables will accrue on a simple interest method (i.e., the interest portion of each monthly payment will equal the interest on the outstanding principal balance of the related Receivable for the number of days since the most recent payment made on such Receivable and the balance, if any, of such monthly payment will be applied to principal). The Financed Vehicles will consist of motor homes and travel trailers.

     As of the Initial Cutoff Date, approximately 67% of the Initial Receivables, by Original Pool Balance, were secured by motor homes and approximately 33% were secured by travel trailers. Approximately 76% of the Initial Receivables, by Original Pool Balance, represented financing of new recreational vehicles and approximately 24% represented financing of used recreational vehicles. As of the Initial Cutoff Date, the average outstanding principal balances of Initial Receivables secured by motor homes and travel trailers were $46,896.20 and $12,597.29, respectively. A significant portion of the Initial Receivables represent financing of recreational vehicles manufactured by Fleetwood Enterprises. Except in the case of breach of representations by the related Dealer, as described above under "Property of the Trust," it is expected that none of the Receivables will provide for recourse to the Dealer who originated the related Receivable. Based upon information presented by Obligors in their Receivables applications, as of the Initial Cutoff Date the Initial Receivables were originated in 48 states. Based on Original Pool Balance, approximately 19% of the Initial Receivables were originated in the State of California, approximately 10% were originated in the State of Oregon, approximately 9% were originated in the State of Texas, approximately 7% were originated in the State of Florida and approximately 5% were originated in the State of Arizona. Each other state accounts for less than 5% of the Initial Receivables by Original Pool Balance. As of the Initial Cutoff Date, less than 1.00% of the Original Pool Balance represented Paid-Ahead Receivables.



                     COMPOSITION OF THE INITIAL RECEIVABLES



Aggregate Principal Balance as of the Initial Cutoff Date...  $311,845,802.40
Number of Initial Receivables...............................  12,677
Average Principal Balance as of the Initial Cutoff Date.....  $24,599.34
Aggregate Original Amount Financed..........................  $322,305,117.13
Range of Original Amounts Financed..........................  $2,000.00 to $305,974.00
Weighted Average APR(1).....................................  9.69%
Range of APRs...............................................  7.75% to 15.95%
Weighted Average Original Term(1)...........................  154.53 months
Range of Original Terms.....................................  24 to 180 months
Weighted Average Remaining Term as of the Initial Cutoff
  Date(1)...................................................  148.86 months
Range of Remaining Terms as of the Initial Cutoff Date......  13 to 180 months


---------------

(1) Weighted by unpaid principal balance as of the Initial Cutoff Date.



                 DISTRIBUTION OF THE INITIAL RECEIVABLES BY APR



                                                    PERCENTAGE                         PERCENTAGE OF
                                     NUMBER OF      OF NUMBER           INITIAL        INITIAL CUTOFF
                                      INITIAL       OF INITIAL        CUTOFF DATE        DATE POOL
            APR RANGE               RECEIVABLES    RECEIVABLES       POOL BALANCE         BALANCE
            ---------               -----------    -----------       ------------      --------------
7.75% to 7.99%....................        11            0.09%       $    986,939.14          0.32%
8.00% to 8.99%....................     1,558           12.29          83,457,216.54         26.76
9.00% to 9.99%....................     5,302           41.82         149,453,035.76         47.93
10.00% to 10.99%..................     3,823           30.16          59,397,846.29         19.05
11.00% to 11.99%..................     1,423           11.23          14,746,066.74          4.73
12.00% to 12.99%..................       470            3.71           3,322,621.58          1.07
13.00% to 13.99%..................        75            0.59             389,853.23          0.13
14.00% to 14.99%..................        13            0.10              81,295.62          0.03
15.00% to 15.99%..................         2            0.02              10,927.50             *
                                      ------          ------        ---------------       -------
          Total...................    12,677          100.00%(1)    $311,845,802.40        100.00%(1)
                                      ======          ======        ===============       =======


---------------

  * Less than 0.01%.

(1) Percentages may not add to 100% due to rounding.

MATURITY AND PREPAYMENT CONSIDERATIONS

     All of the Receivables are prepayable at any time without any penalty. If prepayments are received on the Receivables, the actual weighted average life of the Receivables can be shorter than the scheduled weighted average life, which is based on the assumption that payments will be made as scheduled and that no prepayments will be made. For this purpose the term "prepayments" includes, among other items, voluntary prepayments by Obligors, regular installment payments made in advance of their scheduled due dates, liquidations due to default, proceeds from physical damage, credit life and credit disability insurance policies and repurchases by the Seller or a Dealer or a purchase by the Servicer, as the case may be, of certain Receivables as described herein. "Weighted average life" means the average amount of time during which each dollar of principal on a Receivable is outstanding. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer a Financed Vehicle without the consent of the Servicer. Any reinvestment risk resulting from the rate of prepayment of the Receivables and the distribution of such prepayments to Certificateholders will be borne entirely by the Certificateholders. In addition, the weighted average life of the Certificates may be affected by any Mandatory Prepayment under the circumstances described under "The Certificates -- The Pre-Funding Account; Mandatory Prepayment of the Certificates" and in addition, early retirement of the Certificates may be effected by the exercise of the option of the Seller or the Servicer, or any successor to the Servicer, to purchase all of the Receivables remaining in the Trust when the Pool Balance is 10% or less of the sum of the Original Pool Balance and the aggregate principal balance of all Subsequent Receivables conveyed to the Trust as of the related Subsequent Cutoff Dates or, if no such entity exercises such option, the solicitation of bids for, and the sale of, the Receivables by the Trustee. See "The Certificates -- Termination."


     No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments. Fleetwood Credit is not aware of any publicly available industry statistics that set forth principal prepayment experience for recreational vehicle retail installment sale contracts similar to the Receivables over an extended period of time, and its experience with respect to recreational vehicle receivables included in its portfolio is insufficient to draw any specific conclusions with respect to the expected prepayment rates on the Receivables.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Set forth below is certain information concerning Fleetwood Credit's experience with respect to its portfolio of recreational vehicle receivables similar to the Receivables.


     There is no assurance that Fleetwood Credit's delinquency, credit loss and repossession experience with respect to recreational vehicle receivables in the future, or the experience of the Trust with respect to the Receivables, will be similar to that set forth below. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for recreational vehicles.


                             DELINQUENCY EXPERIENCE


                                                                                  AT DECEMBER 31,
                                      AT JULY 31,     ------------------------------------------------------------------------
                                          1997            1996           1995           1994           1993           1992
                                     --------------   ------------   ------------   ------------   ------------   ------------
                                                                            (UNAUDITED)
Portfolio Outstanding at End of
  Period(1)(2).....................  $1,136,656,106   $949,664,166   $760,702,992   $661,517,831   $532,764,234   $479,714,355
Delinquencies at End of
  Period(1)(3)
  30-59 Days.......................  $    2,547,570   $  3,160,686   $  2,494,548   $  1,520,815   $  1,515,090   $  1,791,830
  60-89 Days.......................         362,077        342,035        419,116        141,132        193,591        202,035
  90 Days or More..................         194,965         33,902        169,736         81,964        324,765        146,067
                                     --------------   ------------   ------------   ------------   ------------   ------------
Total Delinquencies................  $    3,104,612   $  3,536,623   $  3,083,400   $  1,743,911   $  2,033,446   $  2,139,932
                                     ==============   ============   ============   ============   ============   ============
Total Delinquencies as a Percentage
  of Portfolio Outstanding at End
  of Period........................           0.27%          0.37%          0.41%          0.26%          0.38%          0.45%


---------------
(1) Includes recreational vehicle receivables that have been sold but are still being serviced by the Servicer.
(2) The sum of all principal amounts outstanding under the recreational vehicle receivables.
(3) The period of delinquency is based on the number of days payments are contractually past due.

                    CREDIT LOSS AND REPOSSESSION EXPERIENCE


                                     SEVEN MONTHS                            YEAR ENDED DECEMBER 31,
                                    ENDED JULY 31,   ------------------------------------------------------------------------
                                         1997            1996           1995           1994           1993           1992
                                    --------------   ------------   ------------   ------------   ------------   ------------
                                                                           (UNAUDITED)
Average Portfolio
  Outstanding(1)(2)(3)............  $1,042,381,785   $853,227,748   $720,418,169   $596,920,867   $512,484,430   $463,406,402
Average Number of Receivables
  Outstanding(3)..................         43,710          36,665         30,367         25,455         22,724         20,589
Repossessions as a Percentage of
  Average Number of Receivables
  Outstanding.....................          0.77%(4)        0.66%          0.56%          0.50%          0.71%          0.67%
Net Losses(1).....................  $   1,894,291    $  2,210,186   $  1,800,947   $  1,255,618   $  1,738,647   $  1,495,961
Net Losses as a Percentage of
  Average Portfolio Outstanding...          0.31%(4)        0.26%          0.25%          0.21%          0.34%          0.32%


---------------
(1) Includes recreational vehicle receivables that have been sold but are still being serviced by the Servicer.
(2) The sum of all principal amounts outstanding under the recreational vehicle receivables.
(3) Amounts represent the average of month-end figures for each month in the periods indicated.

(4) Annualized.


PAID-AHEAD RECEIVABLES

     If an Obligor, in addition to making a regularly scheduled monthly payment, makes one or more additional monthly payments in any Collection Period (for example, because the Obligor intends to be on vacation the following month), such additional payments will be treated as a prepayment of principal and applied to reduce the principal balance of the related Receivable in such Collection Period. Unless otherwise requested by the Obligor, the Obligor will not be required to make any scheduled monthly payment in respect of such Receivable (a "Paid-Ahead Receivable") for the number of months corresponding to the number of such additional scheduled monthly payments that were made (the "Paid-Ahead Period"). During the Paid-Ahead Period, interest will continue to accrue on the principal balance of the related Receivable, as reduced by the application of such additional scheduled monthly payments made in the Collection Period in which such Receivable became a Paid-Ahead Receivable. A Paid-Ahead Receivable will not be considered delinquent during the related Paid-Ahead Period. An interest shortfall with respect to each Paid-Ahead Receivable will exist during each Collection Period during the Paid-Ahead Period and the Servicer may be required to make an Advance in respect of such shortfall, as described under "The Certificates -- Certain Payments by the Servicer." Notwithstanding the foregoing, no Advances will be made in respect of principal in respect of a Paid-Ahead Receivable.

     Because interest in respect of the Receivables will accrue on the simple interest method, scheduled monthly payments on a Paid-Ahead Receivable paid by an Obligor following the end of the Paid-Ahead Period may be insufficient to cover the interest that has accrued since the last payment was made prior to the Paid-Ahead Period. Notwithstanding such insufficiency, the related Receivable will be considered current. This situation will continue until sufficient payments have been made to cover all accrued interest on such Paid-Ahead Receivable since the beginning of the Paid-Ahead Period and the principal balance of such Receivable is once again being amortized. Depending on the principal balance and APR of the related Paid-Ahead Receivables, and on the number of payments that were paid-ahead, there may be extended periods of time during which Paid-Ahead Receivables that are current are not amortizing. During such periods, no distributions in respect of principal will be made to Certificateholders with respect to such Receivables.

     Paid-Ahead Receivables will affect the weighted average lives of the Certificates. The distribution of the paid-ahead amount on the Distribution Date following the Collection Period in which such amount was received will generally shorten the weighted average lives of the Certificates. However, depending on the length of time during which a Paid-Ahead Receivable is not amortized as described above, the weighted average lives of the Certificates may be extended. In addition, to the extent the Servicer makes Advances with respect to a Paid-Ahead Receivable which subsequently goes into default, because liquidation proceeds with respect to such Receivable will be applied first to reimburse the Servicer for such Advances, the loss with respect to such Receivable may be larger than would have been the case had such Advances not been made.

     As of the Initial Cutoff Date, based on the Original Pool Balance, less than 1.00% of the Initial Receivables were Paid-Ahead Receivables. Fleetwood Credit's portfolio of recreational vehicle installment sale receivables has historically included receivables which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of Receivables which may become Paid-Ahead Receivables or the number or the principal amount of the scheduled payments which may be paid-ahead.


RECREATIONAL VEHICLES

     Motor homes are recreational camping and travel vehicles built on or as an integral part of a self-propelled motor vehicle chassis. A motor home may provide kitchen, sleeping and bathroom facilities, is equipped with the ability to store and carry fresh water and sewage and may be one of the following types:

          Motor Home: The living unit has been entirely constructed on a bare, specially designed motor vehicle chassis.

          Van Camper: A panel-type truck to which the manufacturer adds any two of the following conveniences: sleeping, kitchen and toilet facilities. The manufacturer also adds 110-volt hookup, fresh water storage, city water hookup and top extension to provide more headroom.

          Mini Motor Home: This unit is built on an automotive manufactured van frame with an attached cab section having a gross vehicle weight rating of 6,500 pounds or more, with an overall height of less than eight feet. The manufacturer completes the body section containing the living area and attaches it to the cab section.

          Compact Motor Home: This unit is built on an automotive manufactured cab and chassis having a gross vehicle weight rating of less than 6,500 pounds. It may provide any or all of the conveniences of the larger units.

     Travel trailers are trailers designed to be towed by a motorized vehicle (e.g., automobile, van or pickup truck) and are of such size and weight as not to require a special highway movement permit. A travel trailer is designed to provide temporary living quarters for recreational, camping or travel use, does not require permanent on-site hookup and can be one of the following types:

          Conventional Travel Trailer: This unit ranges typically from 12 feet to 35 feet in length, and is towed by means of a bumper or frame hitch attached to the towing vehicle.

          Park Trailer: These are designed for seasonal or temporary living. When set up, the unit may be connected to utilities necessary for operation of installed fixtures and appliances. The unit is built on a single chassis mounted on wheels. Park trailers are no more than 40 feet in overall body length and no more than 12 feet in overall body width when in the traveling mode. The unit is designed for set-up by persons without special skills using only hand tools which may include lifting, pulling or supporting devices.

          Fifth-Wheel Travel Trailer: This unit can be equipped the same as the conventional travel trailer, but is constructed with a raised forward section that allows a bi-level floor plan. This style is designed to be towed by a vehicle equipped with a device known as a fifth-wheel hitch.

          Folding Camping Trailer: This is a vehicular portable unit mounted on wheels and constructed with collapsible partial sidewalls which fold for towing by another vehicle and unfold at the campsite to provide temporary living quarters for recreational, camping or travel use.

          Slide-In Camper: This is a portable unit designed to be loaded onto and unloaded from the bed of a pickup truck, constructed to provide temporary living quarters for recreational travel or camping use.

                              YIELD CONSIDERATIONS


     Interest on the Receivables will be passed through to Certificateholders on each Distribution Date to the extent of the Class A Pass-Through Rate and the Class B Pass-Through Rate applied to the Class A Certificate Balance and the Class B Certificate Balance, respectively, as of the immediately preceding Distribution Date (after giving effect to distributions of principal to be made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Original Class A Certificate Balance or the Original Class B Certificate Balance, as the case may be. In the case of each payment of principal on a Receivable, Certificateholders will receive interest for the full month, in part from the Non-Reimbursable Payment by the Servicer. See "The Certificates -- Certain Payments by the Servicer."



     Although the Receivables have different APRs, each Initial Receivable has, and it is anticipated that each Subsequent Receivable will have, an APR that exceeds the sum of the Class B Pass-Through Rate and the Servicing Fee Rate. Therefore, disproportionate rates of prepayments between Receivables with higher and lower APRs should not affect the yield to Certificateholders on the principal balance of the outstanding Certificates of each Class.



     The Class B Certificates will provide limited protection to the Class A Certificates against losses on the Receivables. Accordingly, the yield on the Class B Certificates will be extremely sensitive to the loss experience of the Receivables and the timing of any such losses. If the actual rate and amount of losses experienced by the Receivables exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the Class B Certificates may be lower than anticipated.


                      POOL FACTORS AND TRADING INFORMATION


     The "Class A Pool Factor" and the "Class B Pool Factor" will be seven-digit decimal numbers which the Servicer will compute each month indicating the Class A Certificate Balance and the Class B Certificate Balance at the end of the related Collection Period as a fraction of the Original Class A Certificate Balance or Original Class B Certificate Balance, as the case may be. Neither the Class A Pool Factor nor the Class B Pool Factor will change as a result of the conveyance of Subsequent Receivables to the Trust. Each Pool Factor will be
1.0000000 as of the Cutoff Date and will thereafter decline to reflect reductions in the Class A Certificate Balance or the Class B Certificate Balance, as the case may be. The portion of the Class A Certificate Balance or the Class B Certificate Balance for a given month allocable to a Class A Certificateholder or a Class B Certificateholder, as the case may be, can be determined by multiplying the original denomination of the holder's Certificate by the related Pool Factor at the time of determination.


     Pursuant to the Agreement, the Certificateholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the Class A Pool Factor and the Class B Pool Factor and various other items of information pertaining to the Trust. Certificateholders during each calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "The Certificates -- Statements to Certificateholders."

                                USE OF PROCEEDS


     The net proceeds to be received by the Seller from the sale of the Certificates will be applied to the purchase of the Initial Receivables from Fleetwood Credit pursuant to the Receivables Purchase Agreement and to the funding of the Pre-Funding Account with the Pre-Funded Amount, which monies will be applied to purchase Subsequent Receivables pursuant to the Agreement and related Transfer Agreements.


                                   THE SELLER

     Fleetwood Credit Receivables Corp. was incorporated in the State of California on January 15, 1991 as a wholly owned, limited purpose subsidiary of Fleetwood Credit. The principal executive offices of the Seller are located at 22840 Savi Ranch Parkway, Yorba Linda, California 92687. Its telephone number is
(714) 921-3400.

     The Seller was organized principally for the purpose of purchasing recreational vehicle retail installment sale contracts from Fleetwood Credit and transferring such retail installment sale contracts to third parties in connection with its activities as a limited purpose subsidiary of Fleetwood Credit. The Seller's Articles of Incorporation limit the activities of the Seller to the above purposes and to any activities incidental thereto.

                                  THE SERVICER

GENERAL

     Fleetwood Credit was incorporated in the State of California on December 31, 1985, and is a wholly owned subsidiary of Associates First Capital Corporation, which acquired Fleetwood Credit from Fleetwood Enterprises, Inc., in May 1996. Fleetwood Credit's principal activities are the financing of the acquisition by Dealers for resale of various new recreational vehicles, a significant portion of which to date have been manufactured by Fleetwood Enterprises, and used recreational vehicles acquired in the ordinary course of business and the acquisition from such Dealers of installment obligations with respect to the sale of such recreational vehicles.

     The principal executive offices of Fleetwood Credit are located at 22840 Savi Ranch Parkway, Yorba Linda, California 92687. Its telephone number is (714) 921-3400.

ORIGINATION AND SERVICING


     Fleetwood Credit purchases retail installment sale contracts secured by new and used recreational vehicles from Dealers located throughout the United States. In keeping with the practice of Fleetwood Credit, the Initial Receivables were, and the Subsequent Receivables will be, originated by Dealers in accordance with Fleetwood Credit's requirements under agreements with such Dealers. The Initial Receivables were, and the Subsequent Receivables will be, purchased in accordance with Fleetwood Credit's underwriting standards, which emphasize the prospective purchaser's ability to pay and creditworthiness, as well as the asset value of the recreational vehicle to be financed. Fleetwood Credit's standards also require physical damage insurance to be maintained on each Financed Vehicle.


                                THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement. Copies of the Agreement (without exhibits) may be obtained by Certificateholders upon request in writing to the Trustee at its Corporate Trust Office. Citations to certain relevant sections of the Agreement appear below in parentheses. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement.

GENERAL

     The Certificates will evidence fractional undivided interests in the Trust created pursuant to the Agreement and will not represent interests in or obligations of the Seller, Fleetwood Credit, Associates First Capital Corporation, the Trustee or any of their respective affiliates. The Class A Certificates will evidence in the aggregate an undivided ownership interest of 96.5% of the Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest of 3.5% of the Trust.



     In general, it is intended that Class A Certificateholders and Class B Certificateholders receive, on each Distribution Date, the Class A Percentage and Class B Percentage, respectively, of all payments allocated to principal on or in respect of the Receivables collected by the Servicer during the related Collection Period plus one month's interest at the Class A Pass-Through Rate on the Class A Certificate Balance or the Class B Pass-Through Rate on the Class B Certificate Balance, as the case may be, in each case as of the immediately preceding Distribution Date (after giving effect to distributions of principal to be made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, interest in an amount equal to (i) the product of
(a) the Class A Pass-Through Rate or Class B Pass-Through Rate, as the case may be, (b) the Original Class A Certificate Balance or Original Class B Certificate Balance, as the case may be, and (c) the number of days from and including the Closing Date to but excluding such Distribution Date, (ii) divided by 360. Interest to Certificateholders may be provided by payments made by or on behalf of Obligors on or in respect of the Receivables, payments from amounts on deposit in the Reserve Fund and Advances and Non-Reimbursable Payments made by the Servicer. (Sections 14.04, 14.05 and 14.08) See "Distributions on the Certificates." A prepayment of a Receivable may be made by or on behalf of the related Obligor, by application of certain insurance proceeds, as a result of a repurchase made by the Seller or a Dealer or a purchase by the Servicer, as the case may be, or as a result of the repossession and sale of the related Financed Vehicle or other enforcement measure taken with respect to a Defaulted Receivable. See "-- Sale and Assignment of the Receivables" and "-- Servicing Procedures."


     The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form. Each Class of Certificates will initially be represented by one or more certificates registered in the name of Cede, the nominee of DTC. No beneficial owner of a Class A Certificate (a "Class A Certificate Owner"), or a Class B Certificate (a "Class B Certificate Owner" and, together with the Class A Certificate Owners, the "Certificate Owners"), will be entitled to receive a certificate representing such owner's interest, except as set forth below. Unless and until Certificates of a Class are issued in fully registered certificated form ("Definitive Certificates") under certain limited circumstances described below, all references herein to distributions, notices, reports and statements to the related Certificateholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Certificate Owners in accordance with DTC procedures. (Section 16.09) See "Book-Entry Registration" and "Definitive Certificates."

BOOK-ENTRY REGISTRATION

     DTC will act as securities depository for the Class A Certificates and the Class B Certificates. Each Class of Certificates initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As such, it is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as "Certificateholders," as such term will be used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of holders of Certificates of the related Class indirectly through DTC and its Participants, as further described below.

     DTC has advised the Seller that it is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating members ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Certificate Owners that are not Participants or Indirect Participants but that desire to purchase, sell or otherwise transfer ownership of, or an interest in, Class A Certificates or Class B Certificates, as the case may be, may do so only through Participants and Indirect Participants. Participants will receive a credit for the Certificates on DTC's records. The ownership interest of each Certificate Owner will in turn be recorded on the Participants' and Indirect Participants' respective records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Certificates of a Class will be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners.

     To facilitate subsequent transfers, all Certificates deposited by Participants with DTC will be registered in the name of Cede, the nominee of DTC. The deposit of Certificates with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Certificate Owners and its records will reflect only the identity of the Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC's practice is to credit Participants' accounts on each Distribution Date in accordance with their respective holdings shown on its records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by Participants and Indirect Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants and not of DTC, the Trustee (or any Paying Agent), the Seller or the Servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on each Class of Certificates to DTC will be the responsibility of the Trustee (or any Paying Agent), disbursement of such payments to Participants will be the responsibility of DTC and disbursement of such payments to the related Certificate Owners will be the responsibility of Participants and Indirect Participants. As a result, under the book-entry format, Certificate Owners may experience some delay in their receipt of payments. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     Neither DTC nor Cede will consent or vote with respect to the Certificates. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the Trustee as soon as possible after any applicable record date for such a consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those Participants to whose accounts the related Certificates are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

     Neither the Seller, the Servicer nor the Trustee (or any Paying Agent) will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

     Definitive Certificates will be issued to Certificate Owners rather than to DTC, only if (i) DTC is no longer willing or able to discharge its responsibilities as depository with respect to the Certificates, and neither the Trustee nor the Seller is able to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC or (iii) after an Event of Default, Certificate Owners representing in the aggregate not less than 51% of the voting interests of either Class of Certificates advise the Trustee through DTC and its Participants in writing that the continuation of a book-entry system for such Class of Certificates through DTC or its successor is no longer in the best interests of the related Certificate Owners. (Section 16.11)

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners, through Participants, of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing all Certificates of either Class and the receipt of instructions for re-registration, the Trustee will issue Definitive Certificates to the related Certificate Owners.

     Distributions on the related Certificates will thereafter be made by the Trustee directly to holders of the related Definitive Certificates in accordance with the procedures set forth herein and to be set forth in the Agreement. Interest payments and any principal payments on the related Certificates on each Distribution Date will be made to holders in whose names the Definitive Certificates were registered at the close of business on the Record Date with respect to such Distribution Date. Distributions will be made by check mailed to the address of such holders as they appear on the Certificate Register. The final payment on any Certificates (whether Definitive Certificates or certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificates or certificates at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee or Paying Agent will provide such notice to registered Certificateholders not later than the twenty-fifth day of the month preceding the month in which such final distribution is expected to occur.

     Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the Certificate Registrar set forth in the Agreement. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Section 16.03)

SALE AND ASSIGNMENT OF THE RECEIVABLES


     The Initial Receivables. On or prior to the Closing Date, pursuant to the Receivables Purchase Agreement, Fleetwood Credit will sell and assign to the Seller, without recourse, its entire interest in and to the Initial Receivables, including its security interests in the Initial Financed Vehicles. At the time of initial issuance of the Certificates, the Seller will sell and assign to the Trustee, on behalf of the Trust without recourse, all of its right, title and interest in and to the Initial Receivables, including its security interests in the Initial Financed Vehicles. Each Initial Receivable will be identified in a schedule appearing as an exhibit to each of the Receivables Purchase Agreement and the Agreement (the "Schedule of Receivables"). The Trustee will, concurrently with the sale and assignment of the Initial Receivables to it pursuant to the Agreement, execute, authenticate and deliver the Certificates to the Seller in exchange for the Initial Receivables. (Section 16.02) The Seller will sell the Certificates to the Underwriters. The net proceeds received by the Seller from the sale of the Certificates will be applied to the purchase of the Initial Receivables and to the deposit of the Pre-Funded Amount in the Pre-Funding Account.



     The Subsequent Receivables. During the Funding Period, pursuant to the Receivables Purchase Agreement, Fleetwood Credit will be obligated to sell and the Seller will be obligated to purchase, Subsequent Receivables having an aggregate principal balance as of the related Subsequent Cutoff Dates not to exceed $38,154,197.60. On each Subsequent Transfer Date, Fleetwood Credit will sell and assign to the Seller, without recourse, its entire right, title and interest in and to the Subsequent Receivables, including its interest in Fleetwood Credit's security interests in the Subsequent Financed Vehicles. Each Subsequent Receivable will be identified in a supplement to the Schedule of Receivables to be attached as a schedule to the related Transfer Agreement. The purchase price to be paid to Fleetwood Credit for each Subsequent Receivable will equal the principal amount thereof as of the related Subsequent Cutoff Date. Pursuant to the Agreement and the related Transfer Agreement, the Seller will in turn sell the Subsequent Receivables to the Trust. In connection with each purchase of Subsequent Receivables, the Trust will be required to pay to the Seller an amount equal to the amount paid by the Seller to Fleetwood Credit for such Subsequent Receivables, which purchase price will be paid from monies on deposit in the Pre-Funding Account. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date, the Pool Balance will increase in an amount equal to the aggregate principal balance of such Subsequent Receivables as of the related Subsequent Cutoff Date.



     Each conveyance of Subsequent Receivables will be subject to the following conditions, among others: (i) such Subsequent Receivables must satisfy the eligibility criteria described under "Representations and Warranties"; (ii) such Subsequent Receivables were not selected by either Fleetwood Credit or the Seller in a manner that it believes is adverse to the interests of the Certificateholders; (iii) the weighted average APR of the Receivables (including the related Subsequent Receivables) is not less than 9.65%; (iv) the weighted average remaining term of the Receivables (including the Subsequent Receivables) as of the related Subsequent Transfer Date is not greater than 160 months; (v) the Seller and the Trustee shall not have been advised by either Rating Agency that the conveyance of such Subsequent Receivables will result in a qualification, modification or withdrawal of its then current rating of either the Class A Certificates or the Class B Certificates; and (vi) the Trustee shall have received certain opinions of counsel as to, among other things, the enforceability and validity of the Transfer Agreement relating to such conveyance of Subsequent Receivables.



     Because the Subsequent Receivables may be originated after the Initial Receivables, following their conveyance to the Trust, the characteristics of the Receivables, including the Subsequent Receivables, may vary from those of the Initial Receivables.



     Representations and Warranties. In the Receivables Purchase Agreement, Fleetwood Credit will represent and warrant to the Seller, and in the Agreement and the Transfer Agreements, the Seller will represent and warrant to the Trustee, among other things, that, on the Closing Date with respect to the Initial Receivables and the Initial Financed Vehicles and on each Subsequent Transfer Date with respect to the related Subsequent Receivables and Subsequent Financed Vehicles; (i) the information set forth in the Schedule of Receivables is correct in all material respects; (ii) the Obligor on each Receivable is required to maintain physical damage insurance covering the related Financed Vehicle in accordance with Fleetwood Credit's normal requirements; (iii) to the knowledge of Fleetwood Credit or the Seller, as the case may be, on the Closing Date or the related Subsequent Transfer Date, as the case may be, the related Receivables are free and clear of all security interests, liens, charges and encumbrances (other than those in favor of Fleetwood Credit or the Seller) and no offsets, defenses or counterclaims against Fleetwood Credit or the Seller, as the case may be, have been asserted or threatened; (iv) on the Closing Date or the related Subsequent Transfer Date, each of the Initial Receivables or Subsequent Receivables, as the case may be, is secured by a first perfected security interest in the related Financed Vehicle in favor of Fleetwood Credit;
(v) each Receivable, at the time it was originated, complied and, on the Closing Date or the related Subsequent Transfer Date, as the case may be, complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and (vi) the related Obligor has not been identified by Fleetwood Credit as being a Relief Act Obligor.


     Repurchase of Certain Receivables by the Seller. As of the second (or, if the Seller elects, the first) Record Date following the discovery by or notice to the Seller of a breach of any such representation or warranty that materially and adversely affects the interests of the Certificateholders in a Receivable, the Seller, unless it cures the breach, will repurchase such Receivable from the Trustee and, pursuant to the Receivables Purchase Agreement, Fleetwood Credit will purchase such Receivable from the Seller, at a price equal to the unpaid principal balance owed by the Obligor plus interest thereon at a rate equal to the sum of (i) the weighted average of the Class A Pass-Through Rate and the Class B Pass-Through Rate as of the Closing Date and (ii) the Servicing Fee Rate to the last day of the month of repurchase (the "Repurchase Amount"). This repurchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for any such uncured breach. The obligation of the Seller to repurchase a Receivable will not be conditioned on performance by Fleetwood Credit of its obligation to purchase such Receivable from the Seller pursuant to the Receivables Purchase Agreement. (Section 12.02)

SERVICING PROCEDURES

     To assure uniform quality in servicing the Receivables and the Servicer's own portfolio of recreational vehicle receivables and to reduce administrative costs, the Trustee will appoint the Servicer as custodian of the Receivables. (Section 12.04) The Receivables will not be physically segregated from other recreational vehicle retail installment sale contracts of the Servicer, or those which the Servicer services for others, to reflect the transfer to the Trust. The Servicer's accounting records and computer systems will reflect the sale and assignment of the Receivables to the Trust, and UCC financing statements reflecting such sale and assignment will be filed. See "Certain Legal Aspects of the Receivables -- General."


     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and, in a manner consistent with the Agreement, will continue such collection procedures as it follows with respect to comparable recreational vehicle retail installment sale contracts it services for itself and others. (Section 13.02) See "Certain Legal Aspects of the Receivables." Consistent with its normal procedures, the Servicer may, in its discretion, arrange with an Obligor to extend or modify the payment schedule on a Receivable. Notwithstanding the foregoing, the Servicer may not extend the stated maturity of a Receivable beyond the scheduled maturity of the Receivable having the latest stated maturity. Such arrangements may result in the Servicer being required to purchase the related Receivable for the Repurchase Amount, while others may require the Servicer to make an Advance in respect of such Receivable, without any reimbursement therefor. (Sections 13.07 and 14.04) The Servicer will follow such normal collection practices and procedures as it deems necessary or advisable to realize upon any Receivable with respect to which it determines that eventual payment in full is unlikely. The Servicer may sell the related Financed Vehicle securing such Receivable at a public or private sale, or take any other action permitted by applicable law. (Section 13.03)


COLLECTIONS

     The Servicer will deposit all payments on or in respect of the Receivables received from or on behalf of Obligors and all proceeds of Receivables collected during each Collection Period into the Certificate Account not later than two Business Days after receipt. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, the Servicer may remit such deposits and collections in respect of a Collection Period to the Certificate Account on a monthly basis not later than the Business Day immediately preceding the related Distribution Date; provided that either (i) the Servicer's short-term unsecured debt obligations are rated at least equal to Prime-1 by Moody's and A-1 by Standard & Poor's (the "Required Servicer Ratings") or (ii) the Servicer obtains a letter of credit, surety bond or insurance policy (the "Servicer Letter of Credit") as will be provided in the Agreement under which demands for payment will be made to secure timely remittance of monthly collections to the Certificate Account and the Trustee is provided with a letter from each Rating Agency to the effect that the utilization of such alternative remittance schedule will not result in a Ratings Effect. As of the date of this Prospectus, the Servicer will be permitted to remit to the Certificate Account all collections received on or in respect of the Receivables on a monthly basis by virtue of clause (i) above. In the event that the Servicer is permitted to make remittances of collections to the Certificate Account on a monthly basis pursuant to satisfaction of clause (ii) above, the Agreement will be modified, to the extent necessary, without the consent of any Certificateholder. (Sections
14.02 and 22.01) Pending deposit into the Certificate Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. The Seller or the Servicer, as the case may be, will remit the aggregate Repurchase Amount of any Receivables to be repurchased from the Trust into the Certificate Account on or before the Business Day immediately preceding the related Distribution Date.

     The Certificate Account shall be maintained (i) with the Trustee so long as the short-term credit ratings of the Trustee are at least equal to Prime-1 by Moody's and A-1+ by Standard & Poor's (the "Required Deposit Ratings") or (ii) in a non-interest bearing segregated trust account for the benefit of the Certificateholders, located in the corporate trust department of a depository institution or trust company having corporate trust powers (which may include the Trustee). If the short-term unsecured debt obligations of the Trustee are not rated at least equal to the Required Deposit Rating, the Servicer will, with the Trustee's assistance as necessary, cause the Certificate Account to be moved to a bank or trust company whose short-term unsecured debt obligations are rated at least equal to the Required Deposit Ratings or moved to a non-interest bearing segregated trust account located in a corporate trust department of a depository institution or trust company as described above. (Section 14.01)

     For so long as the depository institution or trust company then maintaining the Certificate Account has the Required Deposit Ratings, all amounts held in the Certificate Account will, to the extent permitted by applicable law, be invested, as directed by the Servicer, in Permitted Investments. Earnings on the investment of funds in the Certificate Account will be paid to the Servicer. "Permitted Investments" will be limited to investments that will not require the Trust to register as an investment company under the Investment Company Act of 1940, as amended, and include the following obligations and securities: (i) obligations of the United States or any agency thereof, backed by the full faith and credit of the United States; (ii) general obligations of or obligations guaranteed by any State, commercial paper and certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any State and subject to supervision and examination by federal or state banking authorities, in each case rated the highest rating of each Rating Agency for such obligations, or such lower rating as will not result in the qualification, downgrading or withdrawal of the rating then assigned to either Class of Certificates by such Rating Agency (each, a "Ratings Effect"); (iii) demand or time deposits or certificates of deposit issued by any bank, trust company, savings bank or other savings institution, which deposits are fully insured by the FDIC; (iv) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation as will not result in a Ratings Effect;
(v) certain specified repurchase obligations; and (vi) such other investments as will not result in a Ratings Effect. Notwithstanding the foregoing, each Permitted Investment shall mature no later than the Business Day prior to the Distribution Date immediately following the date of purchase (other than instruments of which the Trustee is the obligor, which may mature on the related Distribution Date), and shall be required to be held to such maturity. (Sections
1.01 and 11.01)


THE PRE-FUNDING ACCOUNT; MANDATORY PREPAYMENT OF THE CERTIFICATES



     The Pre-Funding Account. The Servicer will establish the Pre-Funding Account in the name of the Trustee for the benefit of the Certificateholders into which the Pre-Funded Amount will be deposited on the Closing Date from the net proceeds received from the sale of the Certificates and from which monies will be applied during the Funding Period to purchase Subsequent Receivables from the Seller. The Pre-Funding Account will be maintained with the same entity at which the Certificate Account is maintained. The Pre-Funding Account will be part of the Trust but monies on deposit therein will not be available to cover losses on or in respect of the Receivables. Any portion of the Pre-Funded Amount remaining on deposit in the Pre-Funding Account at the end of the Funding Period will be payable as described below as a prepayment of principal to the Certificateholders. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the Certificate Account and losses will be charged against the funds on deposit in the Pre-Funding Account. (Section 14.01)



     Upon each conveyance of Subsequent Receivables to the Trust, an amount equal to the purchase price paid by the Seller to Fleetwood Credit for such Subsequent Receivables on the related Subsequent Transfer Date will be withdrawn from the Pre-Funding Account and paid to the Seller.



     Mandatory Prepayment of the Certificates. The Certificates will be subject to Mandatory Prepayment on the Distribution Date immediately succeeding the date on which the Funding Period ends (or on the Distribution Date on which the Funding Period ends if the Funding Period ends on a Distribution Date), in the event that any portion of the Pre-Funded Amount, exclusive of any investment earnings thereon, remains on deposit in the Pre-Funding Account after giving effect to the purchase by the Seller and conveyance to the Trust of all subsequent Receivables on the related Subsequent Transfer Dates, including any such purchase and conveyance on the date on which the Funding Period ends.

     Upon the occurrence of a Mandatory Prepayment, the holders of Certificates of each Class will receive an amount equal to the Class A Percentage or the Class B Percentage, as the case may be, multiplied by the portion of the Pre-Funded Amount remaining in the Pre-Funding Account. It is anticipated that the aggregate principal amount of Subsequent Receivables sold to the Trust during the Funding Period will not be exactly equal to the Pre-Funded Amount and that therefore there will be at least a nominal amount of principal prepaid to Certificateholders. (Section 14.09)



CERTAIN PAYMENTS BY THE SERVICER



     On the Business Day immediately preceding each Distribution Date, the Servicer will be required, subject to the limitations set forth below, to advance to the Trust an amount equal to all accrued interest, if any, on the unpaid principal balance of each Receivable at the related APR since the most recent date upon which a payment was made in respect of such Receivable by or on behalf of the related Obligor through the last day of the related Collection Period (an "Advance"). The obligation of the Servicer to make an Advance will be limited to circumstances in which the Servicer, in its reasonable discretion, determines such Advance will ultimately be reimbursable from subsequent payments made by or on behalf of the related Obligor, from insurance proceeds, from liquidation proceeds or otherwise, except in the case of the waiver by the Servicer of any scheduled interest on a Receivable, in which case the Servicer shall be required to make an Advance without the right of subsequent reimbursement. In making Advances, the Servicer will endeavor to maintain monthly payments of interest at the related Pass-Through Rate to Certificateholders, rather than to guarantee or insure against losses. Accordingly, all Advances shall be reimbursable (except as provided above with respect to waivers of scheduled interest) to the Servicer, without interest, if and when a payment relating to a Receivable with respect to which an Advance has previously been made is subsequently received. In addition, Advances in respect of a Receivable (other than a Repurchased Receivable) as to which (i) a scheduled payment is 180 days delinquent or (ii) the Servicer has determined that eventual payment in full is unlikely and has repossessed and liquidated the related Financed Vehicle within such 180-day period (each, a "Defaulted Receivable") shall also be reimbursable (except as provided above with respect to waivers of scheduled interest) to the Servicer from collections on or in respect of other Receivables to the extent that the Servicer determines, in its reasonable discretion, that such Advance will not be recoverable from payments made on or in respect of such Defaulted Receivable. (Section 14.04)


     When a payment of principal is made on or in respect of a Receivable, interest is paid on the unpaid principal balance of such Receivable only to the date of such payment. To ensure that Certificateholders will not be adversely affected by any shortfall in interest resulting from any such payment, the Agreement will require the Servicer to deposit into the Certificate Account on the Business Day immediately preceding each Distribution Date, without the right of subsequent reimbursement, an amount, if any, as may be necessary to assure that the distributions made on the related Distribution Date in respect of such Receivable to the Servicer and Certificateholders include an amount equal to interest at a rate equal to the sum of (i) the weighted average of the Class A Pass-Through Rate and the Class B Pass-Through Rate as of the Closing Date and
(ii) the Servicing Fee Rate on the amount of such principal payment from the date of payment through the last day of the related Collection Period (the "Non-Reimbursable Payment"). (Section 14.05)

     The Servicer will remit to the Certificate Account an amount equal to each Advance and Non-Reimbursable Payment to be made in respect of a Collection Period not later than the Business Day immediately preceding the related Distribution Date.

NET DEPOSITS

     For administrative convenience, the Servicer will be permitted to make the deposit of collections, Advances, Non-Reimbursable Payments and Repurchase Amounts for or in respect of each Collection Period net of distributions to be made to the Servicer with respect to such Collection Period. The Servicer, however, will account to the Trustee and to the Certificateholders as if all deposits and distributions were made individually. (Sections 14.06 and 14.09)

SERVICING COMPENSATION

     The Servicer will be entitled to retain, out of interest collected on or in respect of the Receivables, the Servicing Fee for each Collection Period equal to the product of the Servicing Fee Rate and the Pool Balance as of the first day of such Collection Period. The Servicing Fee will be calculated and paid based upon a 360-day year consisting of twelve 30-day months. The Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables. (Section 13.08)

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of recreational vehicle receivables as an agent for the Trustee, including collecting and posting payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements and reporting tax information to Obligors, paying costs of disposition of Defaulted Receivables and policing the collateral. (Section 13.01) The Servicing Fee also will compensate the Servicer for administering the Receivables, including making Advances and Non-Reimbursable Payments, accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions, generating federal income tax information and paying certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables. (Section 13.01)

DISTRIBUTIONS ON THE CERTIFICATES


     On the eighth calendar day of each month or, if such day is not a Business Day, the immediately succeeding Business Day (the "Determination Date"), the Servicer will inform the Trustee of the amount of Available Funds collected on or in respect of the Receivables, the Negative Carry Amount, if any, the amount of Advances and Non-Reimbursable Payments to be made by the Servicer and the amount of the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Determination Date, the Servicer shall also determine the Class A Distributable Amount, the Class B Distributable Amount and, based on the Available Funds and other amounts available for distribution on the related Distribution Date as described below, determine the amounts to be distributed to the Class A Certificateholders and the Class B Certificateholders. (Sections 13.09 and 14.07)



     On each Distribution Date, the Trustee will cause the Negative Carry Amount for the related Collection Period, if any, to be withdrawn from the Reserve Fund and deposited in the Certificate Account. (Sections 14.01 and 14.07)



     The Trustee shall make distributions to the Certificateholders out of amounts on deposit in the Certificate Account. The amount to be distributed to the Certificateholders following the Funding Period in connection with a Mandatory Prepayment is described under "The Pre-Funding Account; Mandatory Prepayment of the Certificates." The amount of other distributions to be made on each Distribution Date shall be determined in the manner described below.



     Determination of Available Funds. "Available Funds" with respect to each Distribution Date will mean the sum of (i) the earnings received by the Trustee during the related Collection Period from investment of the Pre-Funded Amount on deposit in the Pre-Funding Account, (ii) an amount (the "Negative Carry Amount") equal to the difference between (a) one month's interest on the Pre-Funded Amount on deposit in the Pre-Funding Account as of the first day of such Collection Period at a rate equal to the weighted average of the Class A and Class B Pass-Through Rates and (b) the amount described in clause (i) above, which Negative Carry Amount will be withdrawn from the Reserve Fund as described under "Subordination of the Class B Certificates; Reserve Fund", (iii) all cash received by the Servicer on or in respect of the Receivables during the immediately preceding Collection Period (including Non-Reimbursable Payments and Advances but other than (a) late payment and extension fees, if any, and other administrative fees and (b) recoveries collected on or in respect of all Receivables which have been previously repurchased by the Seller or purchased by the Servicer pursuant to the Agreement) and (iv) the Repurchase Amounts of all Receivables purchased or repurchased under the Agreement in respect of the immediately preceding Collection Period.

     With respect to each Collection Period (i) "Collected Interest" will mean the sum of (a) the portion of all payments received by the Servicer on or in respect of the Receivables during such Collection Period allocable to interest and (b) the amounts described in clauses (i) and (ii) of the immediately preceding paragraph with respect to such Collection Period, and (ii) "Collected Principal" will mean the portion of all Available Funds received by the Servicer on or in respect of the Receivables during such Collection Period allocable to principal.



     Calculation of Distributable Amounts. The "Class A Distributable Amount" with respect to each Distribution Date will mean the sum of (i) the "Class A Principal Distributable Amount," which will equal the Class A Percentage of the Monthly Principal Payment (but not exceeding the Class A Certificate Balance as of such Distribution Date) and (ii) the "Class A Interest Distributable Amount," which will equal one month's interest at the Class A Pass-Through Rate on the Class A Certificate Balance as of the immediately preceding Distribution Date (after giving effect to distributions of principal to be made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, (a) the product of (i) the Class A Pass-Through Rate, (ii) the Original Class A Certificate Balance and (iii) the number of days from and including the Closing Date to but excluding such Distribution Date, (b) divided by 360.


     In addition, with respect to the Distribution Date relating to the Collection Period in which the last Receivable in the Trust is scheduled to mature, the Class A Principal Distributable Amount will include the portion of such amount necessary (after giving effect to the other amounts described above to be distributed to the Class A Certificateholders on such Distribution Date allocable to principal) to reduce the Class A Certificate Balance to zero.

     The "Class B Distributable Amount" with respect to each Distribution Date will be calculated in the same manner as the Class A Distributable Amount, appropriately modified to relate to the Class B Certificates, but will also include recoveries to the extent allocable to principal on Receivables which became Defaulted Receivables in one or more prior Collection Periods. The "Class B Principal Distributable Amount" and the "Class B Interest Distributable Amount" with respect to each Distribution Date will be calculated in the same manner as the Class A Principal Distributable Amount and the Class A Interest Distributable Amount, respectively, in each case appropriately modified to relate to the Class B Certificates.


     The "Monthly Principal Payment" with respect to each Distribution Date will equal (i) the sum of the Pool Balance as of the first day of the related Collection Period (or, with respect to the first Distribution Date, the Original Pool Balance) plus the amount on deposit in the Pre-Funding Account (other than investment earnings) less (ii) the sum of the Pool Balance as of the last day of such Collection Period plus the amount on deposit in the Pre-Funding Account (other than investment earnings).


     The "Class A Certificate Balance" will initially equal the Original Class A Certificate Balance and on any Distribution Date will equal the Original Class A Certificate Balance, reduced by all distributions actually made on or prior to such Distribution Date to Class A Certificateholders allocable to principal. The "Class B Certificate Balance" will initially equal the Original Class B Certificate Balance and on any Distribution Date will equal the Original Class B Certificate Balance, reduced by (i) all distributions actually made on or prior to such Distribution Date to Class B Certificateholders allocable to principal and (ii) Realized Losses allocable to the Class B Certificates. "Realized Losses" with respect to each Collection Period will equal the amount by which
(a) the aggregate unpaid principal balance of all Receivables which became Defaulted Receivables during such Collection Period exceeds (b) the sum of (i) the aggregate liquidation proceeds recovered in respect of principal of such Defaulted Receivables during such Collection Period and (ii) recoveries in respect of all Defaulted Receivables received in such Collection Period, to the extent not otherwise included in the amount determined pursuant to clause (i) above.

     Payment of Distributable Amounts. Prior to each Distribution Date, the Servicer will calculate the amount to be distributed to the Certificateholders. On each Distribution Date, the Trustee will distribute to Certificateholders the following amounts in the following order of priority, to the extent of Available Funds for such Distribution Date:

          (i) to the Class A Certificateholders, an amount equal to the Class A Interest Distributable Amount and any unpaid Class A Interest Carryover Shortfall, such amount to be paid from Collected

     Interest (as Collected Interest has been reduced by reimbursing the Servicer for any outstanding Advances and paying the Servicer the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods); and if such Collected Interest is insufficient, the Class A Certificateholders will receive such deficiency first, from the Class B Percentage of Collected Principal and second, if such amounts are still insufficient, from monies on deposit in the Reserve Fund;

          (ii) to the Class B Certificateholders, an amount equal to the Class B Interest Distributable Amount and any unpaid Class B Interest Carryover Shortfall, such amount to be paid from Collected Interest (after giving effect to the reduction in Collected Interest described in clause (i) above); and if such Collected Interest is insufficient, the Class B Certificateholders will be entitled to receive such deficiency from monies on deposit in the Reserve Fund;

          (iii) to the Class A Certificateholders, an amount equal to the Class A Principal Distributable Amount and any unpaid Class A Principal Carryover Shortfall, such amount to be paid from Collected Principal (after giving effect to the reduction in Collected Principal described in clause (i) above); and if such Collected Principal is insufficient, the Class A Certificateholders will be entitled to receive such deficiency first, from Collected Interest (after giving effect to the reduction in Collected Interest described in clauses (i) and (ii) above) and second, if such amounts are still insufficient, from monies on deposit in the Reserve Fund; and

          (iv) to the Class B Certificateholders, an amount equal to the Class B Principal Distributable Amount and any unpaid Class B Principal Carryover Shortfall, such amount to be paid from Collected Principal (after giving effect to the reduction in Collected Principal described in clauses (i) and
     (iii) above); and if such Collected Principal is insufficient, the Class B Certificateholders will be entitled to receive such deficiency first, from Collected Interest (after giving effect to the reduction in Collected Interest described in clauses (i), (ii) and (iii) above) and second, if such amounts are still insufficient, from monies on deposit in the Reserve Fund. (Section 14.07)

     The "Class A Interest Carryover Shortfall" with respect to any Distribution Date will equal the excess, if any, of the Class A Interest Distributable Amount for such Distribution Date and any outstanding Class A Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass-Through Rate from such immediately preceding Distribution Date through the current Distribution Date, over the amount of interest distributed to the Class A Certificateholders on such Distribution Date. The "Class A Principal Carryover Shortfall" with respect to any Distribution Date will equal the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall with respect to one or more prior Distribution Dates over the amount of principal that the holders of the Class A Certificates actually received on such Distribution Date.

     The "Class B Interest Carryover Shortfall" and the "Class B Principal Carryover Shortfall" with respect to any Distribution Date will be calculated in the same manner as the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall, respectively, in each case appropriately modified to relate to the Class B Certificates.

     Any Excess Amounts in the Certificate Account with respect to any Distribution Date, after giving effect to the distributions described in clauses
(i) through (iv) of the third preceding paragraph, will be distributed in the following amounts and in the following order of priority: (i) to the Reserve Fund until the amount on deposit therein equals the Specified Reserve Fund Balance and (ii) to the Seller.

SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE FUND

     The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Servicer (to the extent that the Servicer is reimbursed for any outstanding Advances and is paid the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods) and Class A Certificateholders to the limited extent described below. This subordination is intended to enhance the likelihood of timely receipt by Class A Certificateholders of the full amount of interest and principal required to be paid to them, and to afford such Certificateholders limited protection against losses in respect of the Receivables.


     No distribution will be made to the Class B Certificateholders on any Distribution Date in respect of (i) interest until the full amount of interest on the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders and (ii) principal until the full amount of interest on and principal of the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders. Distributions of interest on the Class B Certificates, to the extent of Collected Interest and certain available amounts on deposit in the Reserve Fund, will not be subordinated to the payment of principal on the Class A Certificates. Because the rights of the Class B Certificateholders to receive distributions of principal will be subordinated to the rights of the Class A Certificateholders to receive distributions of interest and principal to the extent described herein, the aggregate amount of principal distributions on the Class B Certificates may be affected by the loss experience of the Receivables. If the aggregate amount of losses experienced by the Receivables exceeds the amount on deposit in the Reserve Fund, Class B Certificateholders may not recover their initial investment in the Class B Certificates.



     In the event of delinquencies or losses on the Receivables, the protection afforded to the Class A Certificateholders will be effected both by the application of available funds for such Distribution Date in the priorities specified under "Distributions on the Certificates -- Payment of Distributable Amounts," and the establishment of the Reserve Fund. The Reserve Fund will not be a part of or otherwise includible in the Trust but will be a segregated trust account held by the Trustee. The Reserve Fund will be funded by the Seller on the Closing Date in an amount equal to $2,625,000 plus an amount attributable to the maximum aggregate Negative Carry Amount. Thereafter, on each Distribution Date, all Excess Amounts, if any, will be deposited from time to time in the Reserve Fund to the extent necessary to maintain the amount in the Reserve Fund at the Specified Reserve Fund Balance. Any assets (and earnings thereon) in the Reserve Fund will be owned by, and taxed to, the Seller for federal income and state and local franchise tax purposes.



     The "Specified Reserve Fund Balance" with respect to the first Distribution Date will equal $2,625,000 plus an amount equal to the maximum aggregate Negative Carry Amount. On each Distribution Date thereafter, the Specified Reserve Fund Balance will equal 1.75% of the sum of the Class A Certificate Balance and the Class B Certificate Balance (after giving effect to distributions of principal to be made on such Distribution Date); provided, however, that so long as the foregoing sum of the Class A Certificate Balance and the Class B Certificate Balance exceeds $3,500,000, the Specified Reserve Fund Balance will not be less than $3,500,000. From and after the Distribution Date as of which the foregoing sum of the Class A Certificate Balance and the Class B Certificate Balance is less than $3,500,000, the Specified Reserve Fund Balance will equal such sum. Notwithstanding the foregoing, on each Distribution Date following any Fiscal Quarter in which losses or delinquencies in respect of the Receivables exceed the percentages to be specified in the Agreement, the Specified Reserve Fund Balance will be equal to the greater of the amount described above or an amount equal to the Pool Balance as of the immediately preceding Record Date multiplied by a percentage determined by subtracting from 18% a fraction (expressed as a percentage) equal to one minus a fraction, the numerator of which will equal the Class A Certificate Balance and the denominator of which will equal the Pool Balance plus an amount equal to the amount on deposit in the Pre-Funding Account (other than investment earnings), in each case as of the last day of the three related Collection Periods in such Fiscal Quarter; provided, however, that following any Fiscal Quarter thereafter in which the losses and delinquencies in respect of the Receivables are less than the percentages to be specified in the Agreement, the Specified Reserve Fund Balance shall return to the amount described in the first two sentences of this paragraph. A "Fiscal Quarter" will mean each of the following three month periods: (i) January, February and March; (ii) April, May and June; (iii) July, August and September; and (iv) October, November and December. In addition, if on any Distribution Date cumulative losses in respect of the Receivables exceed 1.5% of the Original Pool Balance and the aggregate principal balance of all Subsequent Receivables conveyed to the Trust as of the related Subsequent Cutoff Dates, the Specified Reserve Fund Balance shall remain at the level in effect as of such date and shall not be reduced further in accordance with the first two sentences of this paragraph.

     The Servicer may, from time to time after the date of this Prospectus, request each Rating Agency to approve a formula for determining the Specified Reserve Fund Balance that is different from that described above and would result in a decrease in the amount of the Specified Reserve Fund Balance or the manner by which it is funded. If each Rating Agency delivers a letter to the Trustee to the effect that the use of any such new formulation will not result in a Ratings Effect, then the Specified Reserve Fund Balance will be determined in accordance with such new formula. The Agreement will accordingly be amended to reflect such new calculation without the need for consent of any Certificateholder.

     On each Distribution Date, funds will be withdrawn from the Reserve Fund as described above for distribution, first to Class A Certificateholders to the extent of shortfalls in the amounts available to make required distributions of interest on the Class A Certificates, second to Class B Certificateholders to the extent of shortfalls in the amounts available to make required distributions of interest on the Class B Certificates, third to Class A Certificateholders to the extent of shortfalls in the amounts available to make required distributions of principal on the Class A Certificates and fourth to Class B Certificateholders to the extent of shortfalls in the amounts available to make required distributions of principal on the Class B Certificates.


     On each Distribution Date relating to the Funding Period, the amount of Collected Interest for such Distribution Date will include an amount equal to the Negative Carry Amount for the related Collection Period, if any, which amount will be withdrawn from the Reserve Fund.



     On each Distribution Date, the Trustee will deposit all Excess Amounts, if any, into the Reserve Fund until the amount on deposit therein equals the Specified Reserve Fund Balance for each Distribution Date. If the amount on deposit in the Reserve Fund on such Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Fund Balance for each Distribution Date, the Trustee will release and distribute such excess, together with any Excess Amounts not required to be deposited into the Reserve Fund, to the Seller. Notwithstanding the foregoing, during the Funding Period, all Excess Amounts will be deposited into the Reserve Fund and will not be paid to the Seller until the Distribution Date immediately succeeding the date on which the Funding Period ends (or on the Distribution Date on which the Funding Period ends if the Funding Period ends on a Distribution Date). Upon any such release of amounts from the Reserve Fund, the Certificateholders will have no further rights in, or claims to, such amounts. (Section 14.08)


     Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of holders of the Certificates. Funds on deposit in the Reserve Fund may be invested in Permitted Investments. Investment income on monies on deposit in the Reserve Fund will not be available for distribution to Certificateholders or otherwise subject to any claims or rights of the Certificateholders and will be paid to the Seller. (Section 14.08)

     If on any Distribution Date the Class B Certificate Balance equals zero and amounts on deposit in the Reserve Fund have been depleted as a result of losses in respect of the Receivables, the protection afforded to the Class A Certificateholders by the subordination of the Class B Certificates and by the Reserve Fund will be exhausted. In addition, if on any Distribution Date amounts on deposit in the Reserve Fund have been depleted, the protection afforded to the Class B Certificateholders by the Reserve Fund will be exhausted. In either of the foregoing circumstances, the Class A Certificateholders or the Class B Certificateholders, as the case may be, will bear directly the risks associated with ownership of the Receivables.

     Neither the Class B Certificateholders, the Seller nor the Servicer will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Class A Certificateholders.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of the application of the foregoing provisions to the first monthly distribution in respect of the
Certificates:


     September 1...........  Initial Cutoff Date. The Original Pool Balance will equal the aggregate unpaid principal balance of the Receivables as of the opening of business on this date.


     September 1 - 30......  Collection Period. The Servicer will receive monthly payments, prepayments and other proceeds on or in respect of the Receivables.


     October 8.............  Determination Date. On this date, the Servicer will notify the Trustee of, among other things, the amounts to be distributed on the Distribution Date.


     October 14............  The Business Day immediately preceding the
                               Distribution Date. On or before this date, the Servicer will make or will cause to be made the required remittances to the Certificate Account.


     October 14............  Record Date. Distributions on the Distribution Date
                               will be made to Certificateholders of record at the close of business on this date.


     October 15............  Distribution Date. On this date, the Trustee will make the distributions described above.

STATEMENTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will include with each distribution to each Class A Certificateholder and Class B Certificateholder of record a statement setting forth for such Distribution Date and the related Collection Period, among other things, the following information:

          (i) the amount of the distribution allocable to principal on the Class A Certificates and the Class B Certificates;

          (ii) the amount of the distribution allocable to interest on the Class A Certificates and the Class B Certificates;

          (iii) the Certificateholder's pro rata portion of the Servicing Fee and any additional servicing compensation paid to the Servicer;

          (iv) the Pool Balance, the Class A Pool Factor and the Class B Pool Factor as of the related Record Date;

          (v) the aggregate amount of unreimbursed Advances and the change in such amount from the immediately preceding Collection Period;

          (vi) the amount, if any, of proceeds received during the Collection Period in connection with any physical damage insurance policies covering Financed Vehicles;

          (vii) the amount, if any, of proceeds received during the Collection Period from Dealer repurchase obligations relating to Defaulted Receivables;

          (viii) the Reserve Fund balance, such amount as a percentage of the Pool Balance and, in the event the amount on deposit in the Reserve Fund has been reduced to zero, the number and aggregate dollar amount of Defaulted Receivables;

          (ix) the Class A Certificate Balance and the Class B Certificate Balance as of such Record Date, after giving effect to payments allocated to principal reported under (i) above;

          (x) the amount of Class A Principal and Interest Carryover Shortfalls and Class B Principal and Interest Carryover Shortfalls, if any, on such Distribution Date and the change in such Class A and Class B Principal and Interest Carryover Shortfalls from the immediately preceding Distribution Date;

          (xi) the amount of Realized Losses, if any, on such Distribution Date and the change in such amount from the immediately preceding Distribution Date;


          (xii) the amount otherwise distributable to the Class B
     Certificateholders that is being distributed to the Class A
     Certificateholders on such Distribution Date;



          (xiii) the number and principal balance of Paid-Ahead Receivables and the change in such number and amount from the immediately preceding Collection Period;



          (xiv) for Distribution Dates during the Funding Period, the remaining Pre-Funded Amount on deposit in the Pre-Funding Account and the Negative Carry Amount, if any, for the related Collection Period; and



          (xv) for the first Distribution Date that is on or immediately following the end of the Funding Period, the amount, if any, of the Pre-Funded Amount that has not been used to purchase Subsequent Receivables and is being distributed as a payment of principal to Certificateholders.



     Items (i), (ii) and (iii) above will be presented on the basis of a Certificate in the denomination of $1,000. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Agreement, the Trustee will mail to each Person who at any time during such calendar year shall have been a Certificateholder a statement containing the sum of the amounts described in clauses (i) through
(iii) above for the purposes of such Certificateholder's preparation of federal income tax returns. (Section 14.10) See "Certain Federal Income Tax Consequences."


EVIDENCE AS TO COMPLIANCE

     The Agreement will provide that a firm of independent public accountants will furnish to the Trustee on or before April 30 of each year, beginning April 30, 1999, a statement as to compliance by the Servicer during the preceding 12 months ended December 31 (or longer period in the case of the first such statement) with certain standards relating to the servicing of the Receivables. (Section 13.11)

     The Agreement will also provide for delivery to the Trustee, on or before April 30 of each year, commencing April 30, 1999, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Agreement throughout the preceding 12 months ended December 31 (or longer period in the case of the first such statement) or, if there has been a default in the fulfillment of any such obligation, describing each such default. (Section 13.10)

     Copies of such statements and certificates may be obtained by Certificateholders by a request in writing addressed to the Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     The Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that its performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Agreement. (Section 18.05)

     The Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the Trust or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Agreement; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Agreement and that, in its opinion, may cause it to incur any expense or liability. (Section 18.04)

     Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Servicer is a party, or any corporation succeeding to all or substantially all of the business of the Servicer, which corporation assumes the obligations of the Servicer, will be the successor to the Servicer under the Agreement. (Section 18.03)

EVENTS OF DEFAULT

     "Events of Default" under the Agreement will consist of: (i) any failure by the Servicer (or the Seller, so long as Fleetwood Credit is the Servicer) to deliver to the Trustee as required by the Agreement for distribution to the Certificateholders any required payment, or any failure by the Servicer to deliver a Servicer's Certificate with respect to a Distribution Date, which failure continues unremedied for three Business Days after discovery by an officer of the Servicer (or the Seller, so long as Fleetwood Credit is the Servicer), or written notice of such failure is given (a) to the Servicer or the Seller, as the case may be, by the Trustee or (b) to the Seller or the Servicer, as the case may be, and to the Trustee by holders of Certificates evidencing not less than 25% of the voting interests of the Class A Certificates and the Class B Certificates, voting together as a single class; (ii) any failure by the Servicer (or the Seller, so long as Fleetwood Credit is the Servicer) duly to observe or perform in any material respect any other covenant or agreement in the Agreement which failure materially and adversely affects the rights of Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (a) to the Servicer or the Seller, as the case may be, by the Trustee or (b) to the Servicer or the Seller, as the case may be, and to the Trustee by holders of Certificates evidencing not less than 25% of the voting interests of the Class A Certificates and the Class B Certificates, voting together as a single class; and (iii) certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer (or the Seller, so long as Fleetwood Credit is the Servicer) indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. (Section 19.01)

RIGHTS UPON EVENT OF DEFAULT

     As long as an Event of Default remains unremedied, the Trustee or holders of Certificates evidencing not less than 51% of the voting interests of the Class A Certificates and the Class B Certificates, voting together as a single class, may terminate all the rights and obligations of the Servicer under the Agreement, whereupon the Trustee will succeed, without further action, to all the responsibilities, duties and liabilities of the Servicer in its capacity as such under the Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Default other than such appointment has occurred, such trustee or official may have the power to prevent the Trustee or such Certificateholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of recreational vehicle or motor vehicle receivables. The Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the Servicer under the Agreement. (Sections
19.01 and 19.02) Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination.

WAIVER OF PAST DEFAULTS

     The holders of Certificates evidencing not less than 51% of the voting interests of the Class A Certificates and the Class B Certificates, voting together as a single class, may waive any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except a default in making any required deposits to or payments from the Certificate Account in accordance with the Agreement or in respect of a covenant or provision of the Agreement that cannot be modified or amended without the consent of each Certificateholder (in which event the related waiver will require the approval of holders of all of the Certificates). No such waiver will impair the Certificateholders' rights with respect to subsequent defaults. (Section 19.05)

VOTING INTERESTS

     For purposes of the Agreement, the "voting interests" of the (i) Class A Certificates will be allocated among the Class A Certificateholders or Class A Certificate Owners, as the case may be, in accordance with the Class A Certificate Balance represented thereby and (ii) Class B Certificates will be allocated among the Class B Certificateholders or Class B Certificate Owners, as the case may be, in accordance with the Class B

Certificate Balance represented thereby; except that in certain circumstances any Class A Certificates or Class B Certificates, as the case may be, held by the Seller, the Servicer or any of their respective affiliates shall be excluded from such determination.

AMENDMENT

     The Agreement may be amended by the Seller, the Servicer and the Trustee, without the consent of the Certificateholders, to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, to add any other provisions with respect to matters or questions arising under such Agreement which are not inconsistent with the provisions of the Agreement, to add or provide for any credit enhancement for the Class B Certificates or to permit certain changes with respect to the Specified Reserve Fund Balance or any Servicer Letter of Credit; provided, however, that any such action will not, in the opinion of counsel satisfactory to the Trustee, materially and adversely affect the interest of any Certificateholder (including any amendment that would adversely affect the Trust's status as a grantor trust for federal income tax purposes), and provided, further, that in the case of a change with respect to the Specified Reserve Fund Balance or any Servicer Letter of Credit the Trustee receives a letter from each Rating Agency to the effect that such amendment will not result in a Ratings Effect.

     The Agreement may also be amended from time to time by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than 51% of the voting interests of all Certificates, voting together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of each Class of Certificateholders; provided, however, that no such amendment may (i) except as described above, increase or reduce in any manner the amount of or accelerate or delay the timing of collections of payments on or in respect of the Receivables or (ii) reduce the aforesaid percentage of the voting interests of which the holders of either Class of Certificates are required to consent to any such amendment, without the consent of the holders of all of the relevant Class of Certificates. (Section 22.01)

LIST OF CERTIFICATEHOLDERS

     Upon a written request of the Servicer, the Trustee, as Certificate Registrar, will provide to the Servicer within 15 days after receipt of such request, a list of the names and addresses of all Certificateholders. In addition, three or more Certificateholders or holders of either Class of Certificates evidencing not less than 25% of the voting interests of such Class, upon compliance by such Certificateholders with certain provisions of the Agreement, may request that the Trustee, as Certificate Registrar, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. (Section 16.06)

     The Agreement will not provide for the holding of any annual or other meetings of Certificateholders.

TERMINATION

     The obligations of the Servicer, the Seller and the Trustee pursuant to the Agreement will terminate with respect to the Certificateholders upon the earliest to occur of (i) the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust, (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and (iii) the occurrence of either event described below.


     In order to avoid excessive administrative expenses, the Seller or the Servicer, or any successor to the Servicer, will be permitted at its option to purchase from the Trust, on any Distribution Date following the last day of a Collection Period as of which the Pool Balance is 10% or less of the sum of the Original Pool Balance and the aggregate principal balance of all Subsequent Receivables conveyed to the Trust as of the related Subsequent Cutoff Dates, all remaining Receivables at a price equal to the aggregate Repurchase Amounts for the Receivables (including Defaulted Receivables), plus the appraised value of any other property held by the Trust (less liquidation expenses). In the event that both the Seller and the Servicer, or any successor to the Servicer, elect to purchase the Receivables, the party first notifying the Trustee (based on the Trustee's receipt of such notice) shall be permitted to purchase the Receivables. Exercise of such right will effect early retirement of the Certificates.

     If neither the Seller nor the Servicer (nor any successor to the Servicer) exercises its optional termination right within 90 days after the last day of a Collection Period as of which such right can first be exercised, the Trustee shall solicit bids for the purchase of the Receivables remaining in the Trust. In the event that satisfactory bids are received as described below, the sale proceeds will be distributed to Certificateholders on the second Distribution Date succeeding the last day of such Collection Period. Any purchaser of the Receivables must agree to the continuation of the then current Servicer as Servicer on terms substantially similar to those in the Agreement. Any such sale will effect early retirement of the Certificates.


     The Trustee must receive at least two bids from prospective purchasers that are considered at the time to be competitive participants in the market for motor vehicle retail installment sale contracts. The highest bid may not be less than the fair market value of such Receivables and must equal the sum of (i) the greater of (a) the aggregate Repurchase Amounts for the Receivables (including Defaulted Receivables), plus the appraised value of any other property held by the Trust (less liquidation expenses) or (b) an amount that when added to amounts on deposit in the Certificate Account that would constitute Available Funds for such second succeeding Distribution Date would result in proceeds sufficient to distribute the sum of (1) the Class A Distributable Amount plus any unpaid Class A Principal and Interest Carryover Shortfalls and (2) the Class B Distributable Amount plus any unpaid Class B Principal and Interest Carryover Shortfalls, and (ii) the sum of (a) an amount sufficient to reimburse the Servicer for any outstanding Advances and (b) the Servicing Fee payable on such final Distribution Date, including any unpaid Servicing Fees with respect to one or more prior Collection Periods. The Trustee may consult with financial advisors, including the Underwriters, to determine if the fair market value of such Receivables has been offered. Upon the receipt of such bids, the Trustee shall sell and assign such Receivables to the highest bidder and the Certificates shall be retired on such Distribution Date. If any of the foregoing conditions are not met, the Trustee shall decline to consummate such sale and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of Receivables remaining in the Trust. In such event, however, the Trustee may from time to time solicit bids in the future for the purchase of such Receivables upon the same terms described above.

     The Trustee will give written notice of termination to each Certificateholder of record. The final distribution to each Certificateholder will be made only upon surrender and cancellation of such holder's Certificates at any office or agency of the Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Trustee has taken certain measures to locate a Certificateholder and such measures have failed, will be distributed to the United Way. (Sections 21.01 and 21.02)

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the execution and authentication thereof) or of any Receivables or related documents, and will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Certificate Account. The Trustee will not independently verify the Receivables. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Agreement. Generally those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Agreement. The Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Agreement which failure constitutes an Event of Default unless the Trustee obtains actual knowledge of such failure as specified in the Agreement. (Sections 20.01 and 20.05)

     The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee written notice of default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) the holders of Certificates evidencing not less than 25% of the voting interests of the Class A Certificates and the Class B Certificates, voting together as a single class, have made written request upon the Trustee to institute such proceeding in its own name as the Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or refused to institute any such proceedings. (Section 20.04)

THE TRUSTEE


     The Chase Manhattan Bank will be the Trustee under the Agreement. The Trustee and any of its affiliates may hold Certificates in their own names or as pledgees. (Section 20.06) For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee acting jointly (or in some instances, the Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. (Section 20.13)


     The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, becomes legally unable to act or becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by such successor trustee. (Section 20.10)

     The Agreement will provide that the Servicer will pay the Trustee's fees. (Section 20.07) The Agreement will further provide that the Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability or expense incurred by the Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Agreement). (Section 18.02)


     The Trustee's Corporate Trust Office is located at 450 West 33rd Street, New York, New York 10001.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

     The transfer of the Receivables to the Trustee, the perfection of the security interest in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. The Servicer and the Seller will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, another party purchases (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and takes possession of the Receivables, such purchaser would acquire an interest in the Receivables superior to the interest of the Trust.

SECURITY INTERESTS IN THE FINANCED VEHICLES

     General. Retail installment sale contracts such as the Receivables evidence the credit sale of recreational vehicles by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the related recreational vehicles under the UCC. In most states (including California, the state in which the greatest number of Financed Vehicles are currently registered), perfection rules relating to security interests in recreational vehicles are generally governed under state certificate of title statutes (Alabama, Connecticut, Georgia, Maine, Massachusetts, Minnesota, Mississippi, New Hampshire, New York, Rhode Island and Vermont have adopted the Uniform Motor Vehicle Certificate of Title and Anti-Theft Act) or by the vehicle registration laws of the state in which each recreational vehicle is located. In states which have adopted the Uniform Motor Vehicle Certificate of Title and Anti-Theft Act, security interests in recreational vehicles may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the certificate of title and payment of a fee to the state motor vehicle authority, depending on particular state law. In states that do not have a certificate of title statute or that make no provision for notation of a security interest on a certificate of title, perfection is usually accomplished by filing pursuant to the provisions of the UCC. Notwithstanding the foregoing, in certain states, folding camping trailers and/or slide-in campers are not subject to state titling and vehicle registration laws and a security interest in such recreational vehicles is perfected by filing pursuant to the provisions of the UCC. In most states, including California, a security interest in a recreational vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. Each Receivable prohibits the sale or transfer of the related Financed Vehicle without the consent of Fleetwood Credit.

     All retail installment sale contracts that Fleetwood Credit originates or acquires from Dealers name Fleetwood Credit as obligee or assignee and as the secured party. Fleetwood Credit also takes all actions necessary under the laws of the state in which the related recreational vehicles are located to perfect its security interest in such recreational vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title or delivering the required documents and fees, obtaining possession of the certificate of title (if possible) or, where applicable, by perfecting its security interest in the related recreational vehicles under the UCC.


     Perfection. Pursuant to the Receivables Purchase Agreement, Fleetwood Credit will sell and assign its security interests in the Financed Vehicles to the Seller and, pursuant to the Agreement and the Transfer Agreements, the Seller will assign its security interests in the Financed Vehicles to the Trustee. However, because of the administrative burden and expense, neither Fleetwood Credit, the Seller nor the Trustee will amend any certificate of title to identify the Trustee as the new secured party on the certificates of title relating to the Financed Vehicles nor will any such entity execute any transfer instrument (including, among other instruments, UCC-3 assignments). In some states, in the absence of such an amendment or execution, the assignment to the Trustee of a security interest in Financed Vehicles registered therein may not be effective or such security interest may not be perfected. If any otherwise effectively assigned security interest in favor of the Trustee is not perfected, such assignment of the security interest to the Trustee may not be effective against creditors or a trustee in bankruptcy of Fleetwood Credit, which continues to be specified as lienholder on any certificates of title or as secured party on any UCC filing. However, UCC financing statements with respect to the transfer of Fleetwood Credit's security interest in the Financed Vehicles to the Seller and the transfer to the Trustee of the Seller's security interest in the Financed Vehicles will be filed. In addition, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the Trustee pursuant to the Agreement. See "The Certificates -- Sale and Assignment of the Receivables."



     A security interest in a motor vehicle registered in the State of California (in which the greatest number of Financed Vehicles are currently registered) may be perfected only by depositing with the Department of Motor Vehicles a properly endorsed certificate of title for the vehicle showing the secured party as legal owner thereon or if the vehicle has not been previously registered, an application in usual form for an original registration together with an application for registration of the secured party as legal owner. However, under the California Vehicle Code, a transferee of a security interest in a motor vehicle is not required to reapply to the Department of Motor Vehicles for a transfer of registration when the interest of the transferee arises from the transfer of a security agreement by the legal owner to secure payment or performance of an obligation. Accordingly, under California law, an assignment such as that under each of the Receivables Purchase Agreement, the Agreement and each Transfer Agreement is an effective conveyance of Fleetwood Credit's and the Seller's security interest, as the case may be, without such re-registration, and under the Receivables Purchase Agreement the Seller will succeed to Fleetwood Credit's, and under the Agreement and each Transfer Agreement the Trustee will succeed to the Seller's, rights as secured party. With respect to Financed Vehicles registered in other states, the Trustee may not have a first perfected security interest in such Financed Vehicles.

     In most states, assignments such as those under the Receivables Purchase Agreement, the Agreement and each Transfer Agreement are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. Although re-registration of the recreational vehicle is not necessary to convey a perfected security interest in the Financed Vehicles to the Trustee, because the Trustee will not be listed as legal owner on the certificates of title to the Financed Vehicles, its security interest could be defeated through fraud or negligence. However, in the absence of fraud, forgery or administrative error, the notation of Fleetwood Credit's lien on the certificates of title will be sufficient in most states to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. In the Receivables Purchase Agreement, Fleetwood Credit will represent and warrant, and in the Agreement and the related Transfer Agreement the Seller will represent and warrant, that it has, or has taken all action necessary to obtain, a perfected security interest in each Financed Vehicle. If there are any Financed Vehicles as to which Fleetwood Credit failed to obtain a first perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of such Financed Vehicles and holders of first perfected security interests therein. Such a failure, however, would constitute a breach of Fleetwood Credit's representations and warranties under the Receivables Purchase Agreement and the Seller's representations and warranties under the Agreement and each Transfer Agreement, and pursuant to the Agreement, the Seller would be required to repurchase the related Receivable from the Trustee and, pursuant to the Receivables Purchase Agreement, Fleetwood Credit would be required to purchase such Receivable from the Seller, in each case unless the breach were cured. See "The Certificates -- Sale and Assignment of the Receivables." The Seller will assign its rights under the Receivables Purchase Agreement to the Trustee.


     Continuity of Perfection. Under the laws of most states, a perfected security interest in a recreational vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such recreational vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. In those states (including California) that call for the return of the certificate of title to the holder of the first security interest listed thereon, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, Fleetwood Credit will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, Fleetwood Credit must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under the Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of a security interest in the Financed Vehicles.


     Priority of Certain Liens Arising by Operation of Law. Under the laws of California and of most states, liens for repairs performed on a recreational vehicle and liens for unpaid taxes take priority over even a first perfected security interest in such vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated recreational vehicle. Fleetwood Credit will represent and warrant to the Seller in the Receivables Purchase Agreement and the Seller will represent and warrant to the Trustee in the Agreement and in each Transfer Agreement that, as of the Closing Date or the related subsequent Transfer Date, as the case may be, the security interest in each Financed Vehicle is prior to all other present liens upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise at any time during the term of a Receivable.

No notice will be given to the Trustee or Certificateholders in the event such a lien or confiscation arises and any such lien or confiscation arising after the Closing Date would not give rise to Fleetwood Credit's repurchase obligation under the Receivables Purchase Agreement or the Seller's repurchase obligation under the Agreement.

REPOSSESSION

     In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by the Servicer in most cases and is accomplished simply by taking possession of the related recreational vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions (not including California), the secured party is required to notify the debtor of the default and the intent to repossess the collateral and be given a time period within which to cure the default prior to repossession. In most states (including California), under certain circumstances after the vehicle has been repossessed, the obligor may reinstate the related contract by paying the delinquent installments and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

     In the event of default by the obligor, some jurisdictions (not including California) require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the Financed Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in California and certain other states that do not prohibit or limit such judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if the debtor or other interested party establishes that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or may be uncollectible.

     Occasionally, after resale of a recreational vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or, if no such lienholder exists, to the former owner of the vehicle.

CERTAIN BANKRUPTCY CONSIDERATIONS

     The Seller has taken steps in structuring the transactions described herein that are intended to make it unlikely that the voluntary or involuntary application for relief by Fleetwood Credit under the United States Bankruptcy Code or similar applicable state laws (collectively, "Insolvency Laws") will result in consolidation of the assets and liabilities of the Seller with those of Fleetwood Credit. These steps include the creation of the Seller as a wholly owned, limited purpose subsidiary pursuant to articles of incorporation containing certain limitations (including requiring that the Seller must have at least two "Independent Directors" and restrictions on the nature of the Seller's business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of a majority of its directors, including each Independent Director). In addition, to the extent that the Seller granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the bankruptcy or insolvency of Fleetwood Credit and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud Fleetwood Credit or its creditors, that security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery by a creditor or trustee in bankruptcy of Fleetwood Credit. If, notwithstanding the foregoing,
(i) a court concluded that the assets and liabilities of the Seller should be consolidated with those of Fleetwood Credit in the event of the application of applicable Insolvency Laws to Fleetwood Credit or following the bankruptcy or insolvency of Fleetwood Credit the security interest in the Receivables granted by the Seller to the Trustee should be avoided; (ii) a filing were made under any Insolvency Law by or against the Seller; or (iii) an attempt were made to litigate any of the foregoing issues, delays in payments on the Certificates and possible reductions in the amount of such payments could occur. On the Closing Date, counsel to Fleetwood Credit and the Seller will render an opinion which concludes that following the bankruptcy of Fleetwood Credit, a court, applying the principles set forth in such opinion, would not allow a creditor or trustee in bankruptcy to consolidate the assets and liabilities of Fleetwood Credit and the Seller on the basis of any applicable legal theory theretofore recognized by a court of competent jurisdiction so as to adversely affect the ultimate payment of all amounts owing under the Class A Certificates and the Class B Certificates.

     Fleetwood Credit and the Seller will treat the transactions described herein as a sale of the Receivables to the Seller, such that the automatic stay provisions of the United States Bankruptcy Code would not apply to the Receivables in the event that Fleetwood Credit were to become a debtor in a bankruptcy case. A case decided by the United States Court of Appeals for the Tenth Circuit in 1993 contains language to the effect that under the UCC accounts sold by a debtor would remain property of the debtor's bankruptcy estate, whether or not the sale of accounts was perfected under the UCC. UCC
Article 9 applies to the sale of chattel paper as well as the sale of accounts and although the Receivables constitute chattel paper under the UCC rather than accounts, perfection of a security interest in both chattel paper and accounts may be accomplished by the filing of a UCC-1 financing statement. If, following a bankruptcy of Fleetwood Credit, a court were to follow the reasoning of the Tenth Circuit reflected in the case described above, then the Receivables would be included in the bankruptcy estate of Fleetwood Credit and delays in payments of collections on or in respect of the Receivables could occur.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and services involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Relief Act, the Military Reservist Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, the laws of California and of certain other states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trustee to enforce consumer finance contracts such as the Receivables.

     The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule"), has the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the related Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor under the related Receivables.

     Under California law and most state vehicle dealer licensing laws, sellers of recreational vehicles are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Financed Vehicle, the Obligor may be able to assert a defense against the seller of the Financed Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the Servicer would pursue on behalf of the Trust any reasonable remedies against the seller or manufacturer of the vehicle, subject to certain limitations as to the expense of any such action specified in the Agreement.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.


     Fleetwood Credit will represent and warrant under the Receivables Purchase Agreement and the Seller will represent and warrant under the Agreement and under each Transfer Agreement that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trustee for violation of any law and such claim materially and adversely affects the interests of the Certificateholders in a Receivable, such violation would constitute a breach of such representation and warranty under the Receivables Purchase Agreement, the Agreement and under the related Transfer Agreement and would create an obligation of Fleetwood Credit and the Seller to repurchase such Receivable unless the breach were cured. See "The
Certificates -- Sale and Assignment of the Receivables."


     Any shortfall in payments on or in respect of the Receivables described under this subheading, to the extent not otherwise covered by amounts otherwise payable to the Class B Certificateholders pursuant to the subordination of the Class B Certificateholders or from amounts on deposit in the Reserve Fund, could result in losses to the Class A Certificateholders. In addition, any such shortfall, to the extent not covered by amounts on deposit in the Reserve Fund, could result in losses to the Class B Certificateholders.

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a recreational vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the recreational vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

     Under the terms of the Soldiers' and Sailors' Relief Act, an Obligor who enters the military service after the origination of such Obligor's Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, pursuant to the Military Reservist Relief Act, under certain circumstances, California residents called into active duty with the reserves can delay payments on retail installment contracts, including the Receivables, for a period, not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that the foregoing could have an effect on the ability of the Servicer to collect full amounts of interest on certain of the Receivables. In addition, the Relief Acts impose limitations which would impair the ability of the Servicer to repossess an affected Receivable during the Obligor's period of active duty status. Thus, in the event that such a Receivable goes into default, there may be delays and losses occasioned by the inability to realize upon the related Financed Vehicle in a timely fashion.

     Any shortfall pursuant to either of the two immediately preceding paragraphs, to the extent not otherwise covered by amounts otherwise payable to the Class A Certificateholders pursuant to the subordination of the Class B Certificates or from amounts on deposit in the Reserve Fund, could result in losses to the Class A Certificateholders. In addition, any such shortfall, to the extent not covered by amounts on deposit in the Reserve Fund, could result in losses to the Class B Certificateholders.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of certain federal income tax consequences of the purchase, ownership and disposition of the Certificates. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and who do not hold the Certificates as part of a "straddle," a "hedge" or a "conversion transaction." Furthermore, no authority exists concerning the tax treatment of some aspects of the Certificates, and there can be no assurance that the Treasury Department will not issue regulations under Section 1286 of the Code which would modify the treatment described below. Accordingly, the ultimate federal income tax treatment of the Certificates may differ substantially from that described below. Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Certificates. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service ("IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

TAX STATUS OF THE TRUST

     In the opinion of Arter & Hadden, special federal tax counsel to the Seller, the Trust will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation for federal income tax purposes. As a result, each Certificateholder will be subject to federal income taxation as if it owned directly the portion of the Trust's assets allocable to its Certificates and as if it paid directly its share of the reasonable expenses paid by the Trust.

GENERAL

     For purposes of federal income tax, the Trust will be deemed to have acquired the following assets: (i) the principal portion of each Receivable plus a portion of the interest due on each Receivable (the "Trust

Stripped Bond"), (ii) a portion of the interest due on each Receivable equal to the difference between the Class B Pass-Through Rate and the Class A Pass-Through Rate which difference is then multiplied by the Class B Percentage of each Receivable (the "Trust Stripped Coupon") and (iii) the right to receive payments from the Reserve Fund. All interest due on each Receivable in excess of that portion of such interest included in either the Trust Stripped Bond or the Trust Stripped Coupon above has been retained by the Seller (the "Excess Receivable Amounts").


     The Class A Certificateholders in the aggregate will own the Class A Percentage of the Trust Stripped Bond and the right to receive payments from the Reserve Fund, and accordingly each Class A Certificateholder will be treated as owning its pro rata share of such assets. The Class A Certificateholders will not own any portion of the Trust Stripped Coupon. The Class B Certificateholders in the aggregate own the Class B Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and the right to receive payments from the Reserve Fund, and accordingly each Class B Certificateholder will be treated as owning its pro rata share in such assets.


     Each Certificateholder will be required to report on its federal income tax return, in a manner consistent with its method of accounting, its pro rata share of the entire gross income of the Trust, including interest or finance charges earned on the Receivables, Negative Carry Amounts received during the Funding Period from the Reserve Fund, any payment from the Reserve Fund and any gain or loss upon collection or disposition of the Receivables. Payments from the Reserve Fund will have the same character as the amounts they replace (i.e., interest or finance charges on, or principal of, the Receivables). In computing its federal income tax liability, a Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable fees payable to the Servicer that are paid or incurred by the Trust as provided in Sections 162 or 212 of the Code. If a Certificateholder is an individual, estate or trust the deduction for its pro rata share of such fees will be allowed only to the extent that all of its miscellaneous itemized deductions, including its share of such fees, exceed 2% of its adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over such amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the related Pass-Through Rate on such Certificates. Subject to the discussion of original issue discount below, a Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid by the Trust. A Certificateholder using the accrual method of accounting must take into account its pro rata share of income and deductions as and when such amounts become due to or payable by the Trust.


     The Trust Stripped Bond will be treated as a "stripped bond" within the meaning of Section 1286 of the Code. The Trust Stripped Coupon will be treated as a "stripped coupon" within the meaning of Section 1286 of the Code. As a result, the Certificateholders will be deemed to hold interests in "stripped bonds" and "stripped coupons." For purposes of Code Section 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Guidance by the IRS suggests that a servicing fee in excess of reasonable servicing ("excess servicing") will be treated under the stripped bond rules. It is expected that for federal income tax purposes, the Seller will be viewed as having retained a portion of each interest payment on each Receivable sold to the Trust. To the extent that the Receivables are characterized as "stripped bonds," as described above, the income of the Trust allocable to Certificateholders will not include the portion of the interest on the Excess Receivable Amounts or the excess servicing treated as strips, and the deductions allocable to Certificateholders will be limited to their respective shares of reasonable servicing and other fees. In addition, a Certificateholder will not be subject to the market discount and premium rules discussed below with respect to the stripped Receivables, but instead will be subject to the original issue discount rules contained in the Code. A Certificateholder will be required to include any original issue discount in income as it accrues, regardless of its regular method of accounting and whether cash payments are received, using a method reflecting a constant rate of interest on the Receivables.

STRIPPED BONDS AND STRIPPED COUPONS

     Although the tax treatment of stripped bonds is not entirely clear, based on guidance by the IRS, each purchaser of a Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules of the Code) such stripped bond certificate will be considered to have been issued with original issue discount. See "Accrual of Original Issue Discount." Based on the preamble to the Section 1286 Treasury Regulations, although the matter is not entirely clear, the interest income on the Class A Certificates and the Class B Certificates (less the Trust Stripped Coupon Amount) at the sum of the Class A Pass-Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

ACCRUAL OF ORIGINAL ISSUE DISCOUNT


     In determining whether a Certificateholder has purchased its interest in the Receivables (or any Receivable) at a discount, a portion of the purchase price for a Certificate may be allocated to the accrued interest on the Receivables at the time of purchase as though such accrued interest were a separate asset, thus, in each case, reducing the portion of the purchase price allocable to the Certificateholder's undivided interest in the Receivables (the "Purchase Price"). If the Certificates are considered to be issued with original issue discount either because of a discount in the Purchase Price or under the stripped bond rules, the rules described in this paragraph would apply. Generally, the owner of a stripped bond issued or acquired with original issue discount must include in gross income, as it accrues, the sum of the "daily portions," as defined below, of the original issue discount on such Certificate for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Certificateholder, the daily portions of original issue discount with respect to a Certificate generally would be determined as follows. A calculation will be made of the portion of original issue discount that accrues on the Certificate during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value as of the close of such accrual period of all remaining payments to be received on the Certificate under the prepayment assumption used in respect of the Certificates and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Certificate at the beginning of such accrual period. No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Certificate at the beginning of the first accrual period is its issue price (as determined for purposes of the original issue discount rules of the Code) and the "adjusted issue price" of a Certificate at the beginning of a subsequent accrual period is the "adjusted issued price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to any reasonable method set forth in the Treasury Regulations with respect to original issue discount.


     With respect to the Certificates, the method of calculating original issue discount as described above will cause the accrual of original issue discount to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Certificates.

     Subsequent purchasers that purchase Certificates at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such original issue discount.

PREMIUM


     The purchase of a Certificate at more than its adjusted principal amount (except to the extent that such premium is allocable to accrued but unpaid interest) will result in the creation of a premium with respect to the interest in the underlying Receivables represented by such Certificates. In determining whether a Certificateholder has purchased its interest in the Receivables (or any Receivable) at a premium, a portion of the purchase price for a Certificate may be allocated to the accrued interest on the Receivables at the time of purchase as though such accrued interest were a separate asset, thus, in each case, reducing the portion of the purchase price allocable to the Certificateholder's undivided interest in the Receivables. A purchaser (who does not hold the Certificate for sale to customers or in inventory) may elect under
Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Receivables to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder.


     Holders of Certificates acquired at a premium are urged to consult with their own tax advisors regarding the proper treatment of the Certificates for federal income tax purposes.


SALE OF A CERTIFICATE



     If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale (exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income) allocable to each of the Receivables and the Certificateholder's adjusted basis therein. A Certificateholder's adjusted basis will equal the Certificateholder's cost for the Certificate, increased by any original issue discount previously included in income, and decreased (but not below zero) by any previously amortized premium and by the amount of payments (other than qualified stated interest) previously received on the Receivables. Any gain or loss will be capital gain or loss if the Certificate was held as a capital asset, except that gain will be treated in whole or in part as ordinary interest income to the extent of the seller's interest in accrued market discount not previously taken into income on underlying Receivables having a fixed maturity date of more than one year from the date of origination. Net capital gain of an individual is subject to varying tax rates depending upon the holding period of the Certificates.


CLASS B CERTIFICATEHOLDERS

     General. As stated above, the Class B Pass-Through Rate will be equal to the sum of (i) the Class B Percentage of the Pool Balance multiplied by the Class A Pass-Through Rate, (ii) a portion of the interest accrued on each Receivable (i.e., the Trust Stripped Coupon) and (iii) the right to receive certain payments from the Reserve Fund. Because the purchase price paid by each Class B Certificateholder will be allocated between that Certificateholder's interest in the Trust Stripped Bond and the Trust Stripped Coupon based on the relative fair market values of each asset on the date such Class B Certificate is purchased, the Trust Stripped Bond may be issued with original issue discount.

     Trust Stripped Bond. Except to the extent modified below, the income on the Trust Stripped Bond represented by the Certificates will be reported in the same manner as described above for holders of the Certificates. The interest income on the Class B Certificates at the Class A Pass-Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as qualified stated interest.

     Trust Stripped Coupon. The Trust Stripped Coupon will be treated as a debt instrument with original issue discount equal to the excess of the total amount payable with respect to such Trust Stripped Coupon (based on the prepayment assumption used in pricing the Certificates) over the portion of the purchase price allocated thereto. The sum of the daily portions of original issue discount on the Trust Stripped Coupon for each day during a year in which the Class B Certificateholder holds the Trust Stripped Coupon will be included based upon the accrual method, regardless of the Certificateholder's regular method of accounting, in the Class B Certificateholder's income.

     Effect of Subordination. If the Class B Certificateholders receive distributions of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Class B Certificates, holders of Class B Certificates would probably be treated for federal income tax purposes as if they had (i) received as distributions their full share of such receipts, (ii) paid over to the Class A Certificateholders an amount equal to such Shortfall Amount and (iii) retained the right to reimbursement of such amounts to the extent such amounts are otherwise available as a result of collections on the Receivables or amounts available in the Reserve Fund.

     Under this analysis, (a) Class B Certificateholders would be required to accrue as current income any interest or original issue discount income of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificateholders, (b) a loss would only be allowed to the Class B Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse such loss) and (c) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificateholders because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Class B Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions on certificates such as the Class B Certificates is unclear. Class B Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Class B Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

FOREIGN CERTIFICATEHOLDERS

     Interest attributable to Receivables which is received by a foreign Certificateholder generally will not be subject to the normal 30% withholding tax imposed with respect to such payments, provided that (i) the foreign Certificateholder does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation related to, the Seller and (ii) such holder fulfills certain certification requirements. Under such requirements, the holder must certify, under penalty of perjury, that it is not a "United States person" and provide its name and address. For this purpose, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust the income of which is includible in gross income for United States federal income tax purposes, regardless of its source. Gain realized upon the sale of a Certificate by a foreign Certificateholder generally will not be subject to United States withholding tax. If, however, such interest or gain is effectively connected to the conduct of a trade or business within the United States by such foreign Certificateholder, such holder will be subject to United States federal income tax thereon at regular rates. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Certificate.


INFORMATION REPORTING AND BACKUP WITHHOLDING


     The Trustee will furnish or make available, within the prescribed period of time for tax reporting purposes after the end of each calendar year, to each Certificateholder or each person holding a Certificate on behalf of a Certificateholder at any time during such year, such information as the Trustee deems necessary or desirable to assist Certificateholders in preparing their federal income tax returns. Payments made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, a Certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES, INCLUDING THE TAX CONSE-

QUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA, and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

     Pursuant to a final regulation (the "Final Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account (an "IRA") (collectively referred to as "Benefit Plans"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Class A Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Trust.


     The DOL has granted an administrative exemption to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Prohibited Transaction Exemption 90-29; Exemption Application No. D-8012, 55 Fed. Reg. 21459 (May 24, 1990), as amended) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include recreational vehicle installment obligations such as the Receivables. The Exemption will apply to the acquisition, holding and resale of Class A Certificates by a Benefit Plan, provided that specific conditions (certain of which are described below) are met. It is believed that the Exemption will apply to the acquisition, holding and disposition in the secondary markets of Class A Certificates by Benefit Plans and that all conditions of the Exemption other than those within the control of the investors have been or will be met.


     Among the conditions which must be satisfied for the Exemption to apply to the acquisition by a Benefit Plan of the Class A Certificates are the following (each of which has been or will be met in connection with the Class A Certificates):

          (i) The acquisition of the Class A Certificates by a Benefit Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's-length transaction with an unrelated party.

          (ii) The rights and interests evidenced by the Class A Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust.

          (iii) The Class A Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Standard & Poor's, Moody's, Duff & Phelps Inc. or Fitch Investors Service, Inc.

          (iv) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below).

          (v) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith.

     In addition, it is a condition that the Benefit Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.


     The Exemption does not apply to Benefit Plans sponsored by the Seller, the Underwriters, the Trustee, the Servicer, any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group"). As of the date hereof, no Obligor with respect to the Receivables included in the Trust constitutes more than 5% of the aggregate unamortized principal balance of the Trust (i.e., the initial principal amount of the Certificates). Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, only if, among other requirements (i) a Benefit Plan's investment in the Class A Certificates does not exceed 25% of all of the Class A Certificates outstanding at the time of the acquisition and (ii) immediately after the acquisition, no more than 25% of the assets of a Benefit Plan with respect to which a person has discretionary authority or renders investment advice are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity.


     The Exemption will not be available for Class B Certificates because the Class B Certificates are subordinate interests. Accordingly, no Plan will be eligible to purchase or otherwise hold Class B Certificates and no beneficial interest therein may be sold or otherwise transferred to a Plan.

     Due to the complexities of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of an employee benefit plan considering the purchase of Class A Certificates consult with its counsel regarding the applicability of the prohibited transaction provisions of ERISA and the Code to such investment.

     The Department of Labor issued Prohibited Transaction Class Exemption ("PTCE") 95-60 on July 12, 1995 in response to the United States Supreme Court decision John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993), in which the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Subject to certain conditions, PTCE 95-60 provides general relief from the prohibited transaction rules that would otherwise be applicable to assets held in an insurance company's general account. Prospective insurance company purchasers should consult with their counsel to determine whether the decision in John Hancock, as modified by PTCE 95-60, affects their ability to make purchases of the Certificates.

                                  UNDERWRITING


     Under the terms and subject to the conditions contained in an Underwriting
Agreement dated September     , 1997 (the "Underwriting Agreement"), the
Underwriters named below (the "Underwriters"), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative (the "Representative"), have severally but not jointly agreed to purchase from the Seller the following respective principal amounts of Class A Certificates and Class B Certificates:



                                                       PRINCIPAL AMOUNT    PRINCIPAL AMOUNT
                                                          OF CLASS A          OF CLASS B
                    UNDERWRITERS                         CERTIFICATES        CERTIFICATES
                    ------------                       ----------------    ----------------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated............................   $                   $
Salomon Brothers Inc.................................
                                                        ---------------     -------------
Total................................................   $                   $
                                                        ===============     =============


     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all the Certificates if any are purchased.

     The Underwriters have advised the Seller that the Underwriters propose initially to offer the Class A Certificates and Class B Certificates to the public at the respective public offering prices set forth on the cover page of this Prospectus, and to certain dealers at such prices less a concession not in
excess of   % of the Class A Certificate denominations and   % of the Class B
Certificate denominations. The Underwriters may allow and such dealers may
reallow a concession not in excess of   % of the Class A Certificate
denominations and   % of the Class B Certificate denominations. After the
initial public offering, the public offering prices and such concessions may be changed.

     The Underwriting Agreement provides that the Seller and Fleetwood Credit will jointly and severally indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

     Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Seller or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.

     Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Certificates. As an exemption to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

     Neither the Seller nor either Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Seller nor either Underwriter makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Certificates will be passed upon for the Seller by Timothy M. Hayes, Esq., Vice President and Assistant General Counsel to Associates First Capital Corporation, the parent company of the Servicer. Mr. Hayes owns shares of Class A Common Stock of Associates First Capital Corporation, and has options to purchase additional shares of such Class A Common Stock. Arter & Hadden, Washington, D.C. will act as special counsel to the Seller with respect to certain matters relating to the Certificates, including certain federal income tax matters relating to the Certificates. Brown & Wood LLP, San Francisco, California will act as counsel for the Underwriters. Brown & Wood LLP has from time to time represented Fleetwood Credit in certain matters not related to the offering of the Certificates.

                             FINANCIAL INFORMATION

     The Seller has determined that its financial statements are not material to the offering made hereby.

                               GLOSSARY OF TERMS

     Set forth below is a list of certain of the more significant terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.


TERM                                                           PAGE
----                                                           ----
Advance.....................................................     24
Agreement...................................................      3
APR.........................................................      4
Available Funds.............................................     25
Benefit Plans...............................................     46
Cede........................................................      4
Certificate Account.........................................      3
Certificate Owner...........................................  4, 18
Certificateholders..........................................      5
Certificates................................................   1, 3
Class A Certificate.........................................   1, 3
Class A Certificate Balance.................................  6, 26
Class A Certificate Owner...................................  4, 18
Class A Certificateholders..................................      5
Class A Distributable Amount................................     26
Class A Interest Carryover Shortfall........................     27
Class A Interest Distributable Amount.......................     26
Class A Pass-Through Rate...................................      4
Class A Percentage..........................................      3
Class A Pool Factor.........................................     16
Class A Principal Carryover Shortfall.......................     27
Class A Principal Distributable Amount......................     26
Class B Certificate.........................................   1, 3
Class B Certificate Balance.................................  6, 26
Class B Certificate Owner...................................  4, 18
Class B Certificateholders..................................      5
Class B Distributable Amount................................     26
Class B Interest Distributable Amount.......................     26
Class B Interest Carryover Shortfall........................     27
Class B Pass-Through Rate...................................      4
Class B Percentage..........................................      3
Class B Principal Carryover Shortfall.......................     27
Class B Principal Distributable Amount......................     26
Class B Pool Factor.........................................     16
Closing Date................................................      4
Code........................................................     41
Collected Interest..........................................     26
Collected Principal.........................................     26
Collection Period...........................................      6
Commission..................................................      2
Corporate Trust Office......................................     35
Dealers.....................................................      4
Defaulted Receivable........................................     24
Definitive Certificates.....................................     18
Determination Date..........................................     25
Distribution Dates..........................................      6
DOL.........................................................     46
DTC.........................................................      4
ERISA.......................................................      9
Event of Default............................................     32
Excess Amounts..............................................      7
Final Scheduled Distribution Date...........................      6

TERM                                                           PAGE
----                                                           ----
Financed Vehicles...........................................   1, 3
Fleetwood Credit............................................   1, 3
Fleetwood Enterprises.......................................     10
Funding Period..............................................      5
Initial Cutoff Date.........................................      3
Initial Financed Vehicles...................................   1, 3
Initial Receivables.........................................   1, 3
IRS.........................................................     41
Mandatory Prepayment........................................      6
Military Reservist Relief Act...............................     11
Monthly Principal Payment...................................     26
Moody's.....................................................      9
Negative Carry Amount.......................................     25
Non-Reimbursable Payment....................................     24
Obligors....................................................     10
Original Class A Certificate Balance........................      6
Original Class B Certificate Balance........................      6
Original Pool Balance.......................................  8, 11
Paid-Ahead Period...........................................     14
Paid-Ahead Receivable.......................................     14
Permitted Investments.......................................     23
Pool Balance................................................     11
Pre-Funded Amount...........................................      5
Pre-Funding Account.........................................   1, 3
Rating Agency...............................................      9
Ratings Effect..............................................     23
Realized Losses.............................................     26
Receivables.................................................   1, 3
Receivables Purchase Agreement..............................      4
Record Date.................................................      5
Relief Act Obligor..........................................     11
Repurchase Amount...........................................     21
Reserve Fund................................................      7
Schedule of Receivables.....................................     20
Seller......................................................   1, 3
Servicer....................................................   1, 3
Servicer Letter of Credit...................................     22
Servicing Fee Rate..........................................      8
Soldiers' and Sailors' Relief Act...........................     11
Specified Reserve Fund Balance..............................      7
Standard & Poor's...........................................      9
Subsequent Cutoff Date......................................      4
Subsequent Financed Vehicles................................   1, 3
Subsequent Receivables......................................   1, 3
Subsequent Transfer Date....................................      5
Transfer Agreement..........................................      4
Trust.......................................................      1
Trustee.....................................................      3
UCC.........................................................     18
voting interests............................................     32

------------------------------------------------------

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS


                                         PAGE
                                         ----
Available Information...................   2
Reports to Certificateholders by the
  Trustee...............................   2
Summary.................................   3
Formation of the Trust..................  10
Property of the Trust...................  10
The Receivables.........................  11
Yield Considerations....................  16
Pool Factors and Trading Information....  16
Use of Proceeds.........................  17
The Seller..............................  17
The Servicer............................  17
The Certificates........................  17
Certain Legal Aspects of the
  Receivables...........................  35
Certain Federal Income Tax
  Consequences..........................  41
ERISA Considerations....................  46
Underwriting............................  48
Legal Opinions..........................  49
Financial Information...................  49
Glossary of Terms.......................  50


------------------------------------------------------
------------------------------------------------------


                                  $350,000,000


                                Fleetwood Credit
                              1997-B Grantor Trust


                                  $337,750,000

                         % Asset Backed Certificates,
                                    Class A


                                  $12,250,000

                             % Asset Backed Certificates,
                                    Class B

                                Fleetwood Credit
                               Receivables Corp.,
                                     Seller

                            Fleetwood Credit Corp.,
                                  Servicer and
                          a wholly owned subsidiary of

                      Associates First Capital Corporation
                          ---------------------------

                                   PROSPECTUS
                          ---------------------------
                              MERRILL LYNCH & CO.

                              SALOMON BROTHERS INC


                               SEPTEMBER   , 1997


------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses in connection with the offering of the Certificates being registered herein (other than the SEC registration fee) are estimated as follows:


SEC registration fee........................................  $106,060.60
Legal fees and expenses.....................................    40,000.00
Accounting fees and expenses................................    25,000.00
Blue sky fees and expenses..................................    12,500.00
Rating agency fees..........................................   125,000.00
Trustee's fees and expenses.................................    10,000.00
Printing....................................................    35,000.00
Miscellaneous...............................................     6,439.40
                                                              -----------
          Total.............................................  $360,000.00
                                                              ===========



ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Section 317(b) of the California Corporations Code (the "Corporations Code") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any "proceeding" (as defined in Section 317(a) of the Corporations Code), other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or other agent of the corporation (collectively, an "Agent"), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if the Agent acted in good faith and in a manner the Agent reasonably believed to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

     Section 317(c) of the Corporations Code provides that a corporation shall have power to indemnify any Agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against expenses actually and reasonably incurred by the Agent in connection with the defense or settlement of such action if the Agent acted in good faith and in a manner such Agent believed to be in the best interest of the corporation and its shareholders.

     Section 317(c) further provides that no indemnification may be made thereunder for any of the following: (i) in respect of any claim, issue or matter as to which the Agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such proceeding is or was pending shall determine that such Agent is fairly and reasonably entitled to indemnity for expenses, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval and (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     Section 317(d) of the Corporations Code requires that an Agent be indemnified against expenses actually and reasonably incurred to the extent the Agent has been successful on the merits in the defense of proceedings referred to in subdivisions (b) or (c) of Section 317.

     Except as provided in Section 317(d), and pursuant to Section 317(e), indemnification under Section 317 shall be made by the corporation only if specifically authorized and upon a determination that indemnification is proper in the circumstances because the Agent has met the applicable standard of conduct set forth in Section 317(b) or (c), by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (iii) approval of the shareholders, provided that any shares owned by the Agent may not vote thereon, or (iv) the court in which such proceeding is or was pending.

     Pursuant to Section 317(f) of the Corporations Code, the corporation may advance expenses incurred in defending any proceeding upon receipt of an undertaking by the Agent to repay such amount if it is ultimately determined that the Agent is not entitled to be indemnified.

     Section 317(h) provides, with certain exceptions, that no indemnification shall be made under Section 317 where it appears that it would be inconsistent with a provision of the corporation's articles, bylaws, a shareholder resolution or an agreement which prohibits or otherwise limits indemnification, or where it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Section 317(i) authorizes a corporation to purchase and maintain insurance on behalf of an Agent for liabilities arising by reason of the Agent's status, whether or not the corporation would have the power to indemnify the Agent against such liability under the provisions of Section 317.

     Reference is also made to Section 7 of the Underwriting Agreement between the Underwriters named therein and the Registrant and Fleetwood Credit Corp. (see Exhibit 1.1), which provides for indemnification of the Registrant under certain circumstances.

     Article IX of the Articles of Incorporation of the Registrant provides for the indemnification of the officers and directors of the Registrant to the fullest extent permissible under California law.

     Article IV, Section 4.01 of the Bylaws of the Registrant (see Exhibit 3.2) requires that the Registrant indemnify, and, in certain instances, advance expenses to, its agents, with respect to certain costs, expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding, to the full extent permitted by applicable law.

     In addition, Article IV, Section 4.03 of the Bylaws of the Registrant authorizes the Registrant to purchase and maintain insurance to the extent provided by Section 3.17(i) of the Corporations Code.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  A. EXHIBITS:


        EXHIBIT
         NUMBER                                    DESCRIPTION
        -------                                    -----------
          1.1              Form of Underwriting Agreement
          3.1+             Articles of Incorporation of Fleetwood Credit Receivables
                           Corp.(3.1)
          3.2+             Bylaws of Fleetwood Credit Receivables Corp.(3.2)
          4.1              Form of Pooling and Servicing Agreement among Fleetwood
                           Credit Receivables Corp., as Seller, Fleetwood Credit Corp.,
                           as Servicer, and                          , as Trustee
                           (including forms of Class A Certificate and Class B
                           Certificate)
          4.2              Form of Standard Terms and Conditions of Pooling and
                           Servicing Agreement
          5.1              Opinion of Timothy M. Hayes, Esq. with respect to legality
          8.1              Opinion of Arter & Hadden with respect to tax matters
         10.1              Form of Receivables Purchase Agreement
         23.1              Consent of Timothy M. Hayes, Esq. (included in Exhibit 5.1)
         23.2              Consent of Arter & Hadden (included in Exhibit 8.1)
         24.1*             Power of Attorney


---------------

* Previously filed.


+ Incorporated by reference to the exhibit in parenthesis in the Company's Form
  S-1 Registration Statement No. 333-10835 originally filed August 26, 1996.

  B. FINANCIAL STATEMENT SCHEDULES:

     Not applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows:

          (a) To provide to the Underwriters at the closing date specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to provide prompt delivery to each purchaser.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.

          (d) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving and State of Texas, on the 2nd day of September, 1997.


                                          FLEETWOOD CREDIT RECEIVABLES CORP.

                                          By    /s/ MARVIN T. RUNYON, III
                                            ------------------------------------
                                                   Marvin T. Runyon, III
                                                   Senior Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

                 /s/ DOY B. HENLEY*                    Director                       September 2, 1997
-----------------------------------------------------
                    Doy B. Henley

               /s/ HAROLD D. MARSHALL*                 Director and President         September 2, 1997
-----------------------------------------------------    (Principal Executive
                 Harold D. Marshall                      Officer)

                /s/ JAMES W. PARKER*                   Director                       September 2, 1997
-----------------------------------------------------
                   James W. Parker

              /s/ LAWRENCE F. PITTROFF*                Director and Senior Vice       September 2, 1997
-----------------------------------------------------    President
                Lawrence F. Pittroff

                 /s/ ROY A. GUTHRIE*                   Executive Vice President and   September 2, 1997
-----------------------------------------------------    Chief Financial Officer
                   Roy A. Guthrie

               /s/ DENNIS J. MANDICK*                  Executive Vice President and   September 2, 1997
-----------------------------------------------------    Controller (Principal
                  Dennis J. Mandick                      Accounting Officer)

            *By /s/ MARVIN T. RUNYON, III
  ------------------------------------------------
                 Marvin T. Runyon, III
                    Attorney-in-Fact



                                 EXHIBIT INDEX


        EXHIBIT
         NUMBER
        -------
          1.1              Form of Underwriting Agreement
          3.1+             Articles of Incorporation of Fleetwood Credit Receivables
                           Corp.(3.1)
          3.2+             Bylaws of Fleetwood Credit Receivables Corp.(3.2)
          4.1              Form of Pooling and Servicing Agreement among Fleetwood
                           Credit Receivables Corp., as Seller, Fleetwood Credit Corp.,
                           as Servicer, and                          , as Trustee
                           (including forms of Class A Certificate and Class B
                           Certificate)
          4.2              Form of Standard Terms and Conditions of Pooling and
                           Servicing Agreement
          5.1              Opinion of Timothy M. Hayes, Esq. with respect to legality
          8.1              Opinion of Arter & Hadden with respect to tax matters
         10.1              Form of Receivables Purchase Agreement
         23.1              Consent of Timothy M. Hayes, Esq. (included in Exhibit 5.1)
         23.2              Consent of Arter & Hadden (included in Exhibit 8.1)
         24.1*             Power of Attorney


---------------


*  Previously filed.


+ Incorporated by reference to the exhibit in parenthesis in the Company's Form S-1 Registration Statement No. 333-10835 originally filed August 26, 1996.